Filed Pursuant to Rule 424(b)(3) and Rule 424(c)
Registration No. 333-162632

July 20, 2010

PROSPECTUS SUPPLEMENT NO. 6

77,388,531 SHARES OF COMMON STOCK

ADVAXIS, INC.

This prospectus supplement amends the prospectus dated March 5, 2010, to allow the selling stockholders named in the prospectus (the “Selling Stockholders”) to resell, from time to time, up to an aggregate of 77,388,531 shares of our common stock issuable upon the exercise of warrants held by the Selling Stockholders.

We will not receive any proceeds from any such sale of these shares. To the extent any of the warrants are exercised for cash, if at all, we will receive the exercise price for those warrants. This prospectus supplement is being filed to include the information set forth in our Current Report on Form 8-K filed on July 20, 2010, which is set forth below. This prospectus supplement should be read in conjunction with the prospectus dated March 5, 2010, the prospectus supplement No. 1 dated March 19, 2010, the prospectus supplement No. 2 dated April 2, 2010, the prospectus supplement No. 3 dated May 6, 2010, the prospectus supplement No. 4 dated May 14, 2010 and the prospectus supplement No. 5 dated June 3, 2010 which are to be delivered with this prospectus supplement.

Our common stock is quoted on the Over-The-Counter Bulletin Board, or OTC Bulletin Board, under the symbol ADXS.OB.  On July 19, 2010, the last reported sale price per share for our common stock as reported by the OTC Bulletin Board was $0.18.

Investing in our common stock involves a high degree of risk.  We urge you to carefully consider the ‘‘Risk Factors’’ beginning on page 6 of the prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus Supplement No. 6 is July 20, 2010.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 19, 2010

ADVAXIS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

00028489	02-0563870
(Commission File Number)	(IRS Employer Identification Number)

Technology Centre of New Jersey
675 Rt. 1, Suite B113
North Brunswick, N.J. 08902
(Address of principal executive offices)

Registrant’s telephone number, including area code: (732) 545-1590

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On July 19, 2010, Advaxis, Inc. (the “Company”) entered into a Preferred Stock Purchase Agreement (the “Purchase Agreement”) with Optimus Capital Partners, LLC, a Delaware limited liability company, d/b/a Optimus Life Sciences Capital Partners, LLC (the “Investor”), pursuant to which the Investor agreed to purchase, upon the terms and subject to the conditions set forth therein, up to $7,500,000 of the Company’s newly authorized, non-convertible, redeemable Series B Preferred Stock, $0.001 par value per share (the “Series B Preferred Stock”), at a price of $10,000 per share of Series B Preferred Stock. The conditions necessary to effect the commitment closing under the Purchase Agreement (the “Commitment Closing”) were also satisfied on July 19, 2010.

Under the terms of the Purchase Agreement, and after the SEC has declared effective a registration statement with respect to the shares of common stock issuable upon exercise of the Warrant (as defined below), the Company may from time to time until July 19, 2013, present the Investor Optimus with a notice to purchase a specified amount of Series B Preferred Stock (the “Notice”).  Subject to satisfaction of certain closing conditions, the Investor is obligated to purchase such shares of Series B Preferred Stock on the 10th trading day after the date of the Notice.  The Company will determine, in its sole discretion, the timing and amount of Series B Preferred Stock to be purchased by the Investor, and may sell such shares in multiple tranches (each, a “Tranche”). The Investor will not be obligated to purchase the Series B Preferred Stock upon the Company’s Notice (i) in the event the average closing sale price of the Company’s common stock during the nine trading days following delivery of a Notice falls below 75% of the closing sale price of the Company’s common stock on the trading day prior to the date such Notice is delivered to the Investor, or (ii) to the extent such purchase would result in the Investor and its affiliates beneficially owning more than 9.99% of the Company’s outstanding common stock.

Holders of Series B Preferred Stock will be entitled to receive dividends, which will accrue in shares of Series B Preferred Stock on an annual basis at a rate equal to 10% per annum from the issuance date. Accrued dividends will be payable upon redemption of the Series B Preferred Stock or upon the liquidation, dissolution or winding up of the Company. The Series B Preferred Stock ranks, with respect to dividend rights and rights upon liquidation:

•
senior to the Company’s common stock and any other class or series of preferred stock of the Company (other than Series A preferred stock or any class or series of preferred stock that the Company intends to cause to be listed for trading or quoted on Nasdaq, NYSE Amex or the New York Stock Exchange);

•	pari passu with the Company’s Series A preferred stock (if any such shares are outstanding); and

•
junior to all existing and future indebtedness of the Company and any class or series of preferred stock that the Company intends to cause to be listed for trading or quoted on Nasdaq, NYSE Amex or the New York Stock Exchange.

The Series B Preferred Stock has a liquidation preference per share equal to the original price per share thereof plus all accrued dividends thereon (the “Liquidation Value”), and is subject to repurchase by the Company following the consummation of certain fundamental transactions by the Company.  Upon or after the fourth anniversary of the applicable issuance date, the Company has the right, at its option, to redeem all or a portion of the shares of Series B Preferred Stock at the Liquidation Value.  The Company also has the right, at its option, to redeem all or a portion of the shares of Series B Preferred Stock, at a price per share equal to: (i) 136% of the Liquidation Value if redeemed on or after the applicable issuance date but prior to the first anniversary of the applicable issuance date, (ii) 127% of the Liquidation Value if redeemed on or after the first anniversary but prior to the second anniversary of the applicable issuance date, (iii) 118% of the Liquidation Value if redeemed on or after the second anniversary but prior to the third anniversary of the applicable issuance date, and (iv) 109% of the Liquidation Value if redeemed on or after the third anniversary but prior to the fourth anniversary of the applicable issuance date.

The Purchase Agreement provides that the Company will pay to the Investor a non-refundable fee of $195,000 on the earlier of (x) the closing date of the first Tranche (by offset from the gross proceeds from such Tranche) or (y) the six-month anniversary of the date of the Commitment Closing.

In addition, on July 19, 2010, the Company issued to the Investor a three-year warrant to purchase up to 40,500,000 shares of the Company’s common stock (the “Warrant”), at an initial exercise price of $0.25 per share, subject to adjustment as provided in the Warrant. The Warrant will become exercisable on the earlier of (i) the date on which a registration statement registering for resale the shares of the Company’s common stock issuable upon exercise of the Warrant (the “Warrant Shares”) becomes effective and (ii) the first date on which such Warrant Shares are eligible for resale without limitation under Rule 144 (assuming a cashless exercise of the Warrant).

The Warrant consists of and is exercisable in tranches, with a separate tranche being created upon each delivery of a tranche notice under the Purchase Agreement.  On each tranche notice date, that portion of the Warrant equal to 135% of the tranche amount will vest and become exercisable, and such vested portion may be exercised at any time during the exercise period on or after such tranche notice date.  On and after the first tranche notice date and each subsequent tranche notice date, the exercise price of the Warrant will be adjusted to the closing sale price of a share of the Company’s common stock on the applicable tranche notice date.  The exercise price of the Warrant may be paid (at the option of the Investor) in cash or by the Investor’s issuance of a four-year, full-recourse promissory note, bearing interest at 2% per annum, and secured by specified portfolio of assets.  However, such promissory note is not due or payable at any time that (a) the Company is in default of any preferred stock purchase agreement for Series B Preferred Stock or any warrant issued pursuant thereto, any loan agreement or other material agreement or (b) there are any shares of the Company’s Series B Preferred Stock issued or outstanding.  The Warrant also provides for cashless exercise in certain circumstances. If a “Funding Default” (as such term is defined in the Warrant) occurs and the Warrant has not previously been exercised in full, the Company has the right to demand surrender of the Warrant (or any remaining portion thereof) without compensation, and the Warrant will automatically be cancelled.

The Company’s right to deliver a Notice to the Investor and the obligation of the Investor to accept a Notice and to acquire and pay for the Series B Preferred Stock subject to such Notice at a Tranche closing are subject to the satisfaction (or waiver) of certain conditions, which include, among others:

•
the Company’s common stock must be listed for trading or quoted on the OTC Bulletin Board (or another eligible trading market), and the Company must be in compliance with all requirements under the Securities Exchange Act of 1934, as amended, in order to maintain such listing;

•
either (i) the Company has a current, valid and effective registration statement covering the resale of all Warrant Shares or (ii) all Warrant Shares are eligible for resale without limitation under Rule 144 (assuming cashless exercise of the Warrant);

•	there must not be any material adverse effect with respect to the Company since the date of the Purchase Agreement, other than losses incurred in the ordinary course of business;

•	the Company must not be in default under any material agreement;

•	certain lock-up agreements with senior officers and directors of the Company and certain beneficial owners of 10% or more of the Company’s outstanding common stock must be effective;

•	there must not be any legal restraint prohibiting the transactions contemplated by the Purchase Agreement; and

•	the aggregate of all shares of the Company’s common stock beneficially owned by the Investor and its affiliates must not exceed 9.99% of the Company’s outstanding common stock.

Pursuant to the Purchase Agreement, on July 19, 2010, the Company issued 500 shares of Series B Preferred Stock to the Investor in exchange for the 500 shares of Series A preferred stock (previously issued to the Investor under the Company’s Series A purchase agreement with the Investor dated September 24, 2009) so that all shares of the Company’s preferred stock held or subsequently purchased by the Investor under the Purchase Agreement would be redeemable upon substantially identical terms.  Any accrued and unpaid dividends on the Series A preferred stock were deemed cancelled and such amount of accrued and unpaid dividends were reflected as accrued and unpaid dividends of the Series B Preferred Stock issued to the Investor.  In addition, on July 19, 2010, the security and collateral provisions of each of the outstanding promissory notes given to the Company by an affiliate of the Investor (“Holder”) in lieu of the payment of the exercise price of certain warrants previously issued by the Company to Holder and exercised by Holder were amended and restated and Holder entered into a Security Agreement with the Company in connection with such amendments.

The foregoing descriptions are qualified in their entirety by reference to the Purchase Agreement and the exhibits thereto (including, without limitation, the form of Warrant, the form of Amended and Restated Promissory Note and the form of Security Agreement), a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein in its entirety, and the Certificate of Designation of Preferences, Rights and Limitations of the Series B Preferred Stock, a copy of which is attached hereto as Exhibit 4.1 and incorporated by reference herein in its entirety.

The securities described above are being offered and sold to the Investor in a private placement transaction made in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D promulgated thereunder. The Investor is an accredited investor as defined in Rule 501 of Regulation D promulgated under the Securities Act. Except as provided in the Purchase Agreement with respect to the Warrant Shares, the securities described above have not been and will not be registered under the Securities Act or any state securities or “blue sky” laws, and may not be offered or sold in the United States absent such registration or an applicable exemption therefrom. This Current Report shall not constitute an offer to sell or a solicitation of an offer to purchase the securities and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.

Item 3.02. Unregistered Sales of Securities.

The information provided in Item 1.01 of this Current Report is incorporated in this Item 3.02 by reference in its entirety.

Item 5.03. Amendment of Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information provided in Item 1.01 of this Current Report is incorporated in this Item 5.03 by reference in its entirety.

(a)           To create the Series B Preferred Stock issued or issuable under the Purchase Agreement, the Company amended its Certificate of Incorporation by filing a Certificate of Designation of Preferences, Rights and Limitations of the Series B Preferred Stock on July 19, 2010, which is attached hereto as Exhibit 4.1 and incorporated by reference herein in its entirety.

Item 8.01 Other Events.

On July 20, 2010, the Company issued a press release regarding the transactions described in Item 1.01 of this Current Report.  A copy of the press release, which is attached as Exhibit 99.1 to this Current Report, is incorporated herein by reference in its entirety.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

4.1	Certificate of Designation of Preferences, Rights and Limitations of the Series B Preferred Stock of Advaxis, Inc. dated July 19, 2010.

10.1	Preferred Stock Purchase Agreement dated as of July 19, 2010.

99.1	Press Release dated July 20, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 20, 2010	Advaxis, Inc.

	By:	/S/ Mark J. Rosenblum
Mark J. Rosenblum
Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Document Description

4.1	Certificate of Designation of Preferences, Rights and Limitations of the Series B Preferred Stock of Advaxis, Inc. dated July 19, 2010.

10.1	Preferred Stock Purchase Agreement dated as of July 19, 2010.

99.1	Press Release dated July 20, 2010.

Exhibit 4.1

ADVAXIS, INC.

CERTIFICATE OF DESIGNATIONS OF PREFERENCES,
RIGHTS AND LIMITATIONS
OF
SERIES B PREFERRED STOCK

The undersigned, Mark J. Rosenblum, hereby certifies that:

1.           He is the Chief Financial Officer, Senior Vice President and Secretary of Advaxis, Inc., a Delaware corporation (the “Corporation”).

2.           The Corporation is authorized to issue 5,000,000 shares of preferred stock, of which 500 shares of Series A Preferred Stock, $0.001 par value per share (the “Series A Preferred Stock”) are issued or outstanding.

3.           The following resolutions were duly adopted by the Board of Directors:

WHEREAS, the Certificate of Incorporation of the Corporation provides for a class of its authorized stock known as preferred stock, comprised of 5,000,000 shares, $0.001 par value per share (the Preferred Stock”), issuable from time to time in one or more series;

WHEREAS, the Board of Directors of the Corporation is authorized to fix the dividend rights, dividend rate, voting rights, conversion rights, rights and terms of redemption and liquidation preferences of any wholly unissued series of Preferred Stock and the number of shares constituting any series and the designation thereof, of any of them; and

WHEREAS, it is the desire of the Board of Directors of the Corporation, pursuant to its authority as aforesaid, to fix the rights, preferences, restrictions and other matters relating to a series of Preferred Stock, which shall consist of up to 2,500 shares of the Preferred Stock which the Corporation has the authority to issue, as follows:

NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors does hereby provide for the issuance of a series of Preferred Stock for cash or exchange of other securities, rights or property and does hereby fix and determine the rights, preferences, restrictions and other matters relating to such series of Preferred Stock as follows:

TERMS OF PREFERRED STOCK

1.           Designation, Amount and Par Value.  The series of Preferred Stock shall be designated as the Corporation’s Series B Preferred Stock (the “Series B Preferred Stock”) and the number of shares so designated shall be 2,500 (which shall not be subject to increase without the consent of all of the holders of the Series B Preferred Stock (each a “Holder” and collectively, the “Holders”).  Each share of Series B Preferred Stock shall have a par value of $0.001 per share.

2.           Ranking.  The Series B Preferred Stock shall, with respect to dividend rights and rights upon liquidation, winding-up or dissolution, rank:

a.           senior to the Corporation’s common stock, par value $0.001 per share (“Common Stock”), and any other class or series of Preferred Stock of the Corporation other than the Series A Preferred Stock (if any shares of Series A Preferred Stock are outstanding) or a class or series of Preferred Stock of the Corporation that the Corporation intends to cause to be listed for trading or quoted on any one of the NASDAQ Capital Market, the NASDAQ Global Market, the NASDAQ Global Select Market, the NYSE Amex, or the New York Stock Exchange (collectively, together with any warrants, rights, calls or options exercisable for or convertible into such Preferred Stock, the “Junior Shares”);

b.           pari passu to the Corporation’s Series A Preferred Stock (if any shares of Series A Preferred Stock are outstanding);

c.           junior to all existing and future indebtedness of the Corporation and any class or series of Preferred Stock of the Corporation that the Corporation intends to cause to be listed for trading or quoted on any one of the NASDAQ Capital Market, the NASDAQ Global Market, the NASDAQ Global Select Market, the NYSE Amex, or the New York Stock Exchange (collectively, together with any warrants, rights, calls or options exercisable for or convertible into such Preferred Stock, the “Senior Shares”).

3.           Dividends and Other Distributions.  Commencing on the date of the issuance of any share of Series B Preferred Stock, except with respect to any share of Series B Preferred Stock issued by the Corporation upon exchange of a share of Series A Preferred Stock, which shall be deemed to have been issued upon the original date of issuance of such share of Series A Preferred Stock (in each case, the “Issuance Date”), Holders of Series B Preferred Stock shall be entitled to receive dividends on each outstanding share of Series B Preferred Stock (“Dividends”), which shall accrue in shares of Series B Preferred Stock at a rate equal to 10.0% per annum.

a.           Any calculation of the amount of such Dividends payable pursuant to the provisions of this Section 3 shall be made based on a 365-day year and on the number of days actually elapsed during the applicable calendar quarter, compounded annually.

b.           So long as any shares of Series B Preferred Stock are outstanding, no dividends or other distributions will be paid, declared or set apart with respect to any Junior Shares.  The Common Stock shall not be redeemed while the Series B Preferred Stock is outstanding.

4.           Protective Provision.  So long as any shares of Series B Preferred Stock are outstanding, the Corporation shall not, without the affirmative approval of the Holders of a majority of the shares of the Series B Preferred Stock then outstanding, (a) alter or change adversely the powers, preferences or rights given to the Series B Preferred Stock or alter or amend this Certificate of Designations, (b) authorize or create any class of stock ranking as to distribution of assets upon a liquidation senior to or otherwise pari passu with the Series B Preferred Stock (other than Senior Shares), (c) amend its certificate or articles of incorporation or other charter documents in breach of any of the provisions hereof, (d) increase the authorized number of shares of Series B Preferred Stock, (e) liquidate, dissolve or wind-up the business and affairs of the  Corporation, or effect any Deemed Liquidation Event (as defined below), or (f) enter into any agreement with respect to the foregoing.

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a.           A “Deemed Liquidation Event” shall mean:  (i) a merger or consolidation in which the Corporation is a constituent party or a subsidiary of the Corporation is a constituent party and the Corporation issues shares of its capital stock pursuant to such merger or consolidation, except any such merger or consolidation involving the Corporation or a subsidiary in which the shares of capital stock of the Corporation outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock of the surviving or resulting corporation or if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation; or (ii) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Corporation or any subsidiary of the Corporation of all or substantially all the assets of the Corporation and its subsidiaries taken as a whole,  or the sale or disposition (whether by merger or otherwise) of one or more subsidiaries of the Corporation if substantially all of the assets of the Corporation and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Corporation.

b.           The Corporation shall not have the power to effect a Deemed Liquidation Event referred to in Section 4(a) unless the agreement or plan of merger or consolidation for such transaction provides that the consideration payable to the stockholders of the Corporation shall be allocated among the holders of capital stock of the Corporation in accordance with Section 5.

5.           Liquidation.

a.           Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment or provision for payment of debts and other liabilities of the Corporation, before any distribution or payment shall be made to the holders of any Junior Shares by reason of their ownership thereof, but after any distribution or payment to be made to the holders of any Senior Shares and simultaneous with any distribution or payment to be made to the holders of any pari passu shares, the Holders of Series B Preferred Stock shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders an amount with respect to each share of Series B Preferred Stock equal to $10,000.00 (the “Original Series B Issue Price”), plus any accrued but unpaid Dividends thereon (collectively, the “Series B Liquidation Value”).  If, upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, and after any distribution or payment to be made to the holders of any Senior Shares, the amounts payable with respect to the shares of Series B Preferred Stock are not paid in full, the holders of shares of Series B Preferred Stock shall share equally and ratably in any distribution of assets of the Corporation in proportion to the liquidation preference and an amount equal to all accumulated and unpaid Dividends, if any, to which each such holder is entitled.

b.           After payment has been made to the Holders of the Series B Preferred Stock of the full amount of the Series B Liquidation Value, any remaining assets of the Corporation shall be distributed among the holders of the Corporation’s Junior Shares in accordance with the Corporation’s Certificates of Designation and Certificate of Incorporation.

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c.           If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation shall be insufficient to make payment in full to all Holders, then such assets shall be distributed among the Holders at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

6.           Redemption.

a.           Corporation’s Redemption Option.  Upon or after the fourth anniversary of the applicable Issuance Date, the Corporation shall have the right, at the Corporation’s option, to redeem all or a portion of the shares of Series B Preferred Stock, at a price per share of Series B Preferred Stock equal to the Series B Liquidation Value (the “Corporation Redemption Price”).

b.           Early Redemption.  Prior to redemption pursuant to Section 6(a) hereof, the Corporation shall have the right, at the Corporation's option, to redeem all or a portion of the shares of Series B Preferred Stock, at a price per share equal to: (i) 136% of the Series B Liquidation Value if redeemed on or after the applicable Issuance Date but prior to the first anniversary of the applicable Issuance Date, (ii) 127% of the Series B Liquidation Value if redeemed on or after the first anniversary but prior to the second anniversary of the applicable Issuance Date, (iii) 118% of the Series B Liquidation Value if redeemed on or after the second anniversary but prior to the third anniversary of the applicable Issuance Date, and (iv) 109% of the Series B Liquidation Value if redeemed on or after the third anniversary but prior to the fourth anniversary of the applicable Issuance Date.

c.           Mechanics of Redemption.  If the Corporation elects to redeem any of the Holders’ Series B Preferred Stock then outstanding, it shall deliver written notice thereof via facsimile and overnight courier (“Notice of Redemption at Option of Corporation”) to each Holder, which Notice of Redemption at Option of Corporation shall indicate (A) the number of shares of Series B Preferred Stock that the Corporation is electing to redeem and (B) the Corporation Redemption Price.

d.           Payment of Redemption Price.  Upon receipt by any Holder of a Notice of Redemption at Option of Corporation, such Holder shall promptly submit to the Corporation such Holder’s Series B Preferred Stock certificates.  Upon receipt of such Holder’s Series B Preferred Stock certificates, the Corporation shall pay the Corporation Redemption Price in cash to such Holder.

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7.           Transferability.

a.           The Series B Preferred Stock constitutes “restricted securities” as such term is defined in Rule 144(a)(3) under the Act and may only be disposed of in compliance with U.S. federal securities laws and applicable state securities or “blue sky” laws.  Without limiting the generality of the foregoing, the Series B Preferred Stock may not be offered for sale, sold, transferred, assigned, pledged or otherwise distributed unless (A) subsequently registered thereunder, (B) Holder shall have delivered to the Corporation an opinion of counsel reasonably acceptable to the Corporation, in a form generally acceptable to the Corporation, to the effect that such Series B Preferred Stock to be offered for sale, sold, transferred, assigned, pledged or otherwise distributed may be offered for sale, sold, transferred, assigned, pledged or otherwise distributed pursuant to an exemption from such registration, or (C) Holder provides the Corporation and its legal counsel with reasonable assurance that such Series B Preferred Stock can be offered for sale, sold, transferred, assigned, pledged or otherwise distributed pursuant to Rule 144A promulgated under the Act;

b.           So long as is required by this Section 7, the certificates or other instruments representing the Series B Preferred Stock shall bear any legends as required by applicable state securities or “blue sky” laws, in addition to the following restrictive legend (and that a stop-transfer order shall be placed against transfer of such certificates):

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

c.           The Corporation shall keep at its principal office, or at the offices of the Transfer Agent, a register of the Series B Preferred Stock.  Upon the surrender of any certificate representing Series B Preferred Stock at such place, the Corporation, at the request of the record Holder of such certificate, shall execute and deliver (at the Corporation’s expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of shares represented by the surrendered certificate.  Each such new certificate shall be registered in such name and shall represent such number of shares as is requested by the Holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate.

8.           Miscellaneous.

a.           Notices.  Any and all notices to the Corporation shall be addressed to the Corporation’s President or Chief Executive Officer at the Corporation’s principal place of business on file with the Secretary of State of the State of Delaware.  Any and all notices or other communications or deliveries to be provided by the Corporation to any Holder hereunder shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile telephone number or address of such Holder appearing on the books of the Corporation, or if no such facsimile telephone number or address appears, at the principal place of business of the Holder. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this section prior to 5:30 p.m. Eastern time, (ii) the date after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this section later than 5:30 p.m. but prior to 11:59 p.m. Eastern time on such date, (iii) the second business day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

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b.           Lost or Mutilated Preferred Stock Certificate.  Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered Holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing shares of Series B Preferred Stock, and in the case of any such loss, theft or destruction upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the Holder is a financial institution or other institutional investor its own agreement shall be satisfactory) or in the case of any such mutilation upon surrender of such certificate, the Corporation shall, at its expense, execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

c.           Headings.  The headings contained herein are for convenience only, do not constitute a part of this Certificate of Designations and shall not be deemed to limit or affect any of the provisions hereof.

RESOLVED, FURTHER, that the chairman, chief executive officer, president or any vice-president, and the secretary or any assistant secretary, of the Corporation be and they hereby are authorized and directed to prepare and file a Certificate of Designation of Preferences, Rights and Limitations of Series B Preferred Stock in accordance with the foregoing resolution and the provisions of Delaware law.

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IN WITNESS WHEREOF, the undersigned have executed and acknowledged this Certificate this 19th day of July 2010.

By:	/s/ Mark J. Rosenblum
Name: Mark J. Rosenblum
Title: Chief Financial Officer,
Senior Vice President and Secretary

Exhibit 10.1

EXECUTION COPY
PREFERRED STOCK PURCHASE AGREEMENT

This Preferred Stock Purchase Agreement (“Agreement”) is entered into and effective as of July 19, 2010 (“Effective Date”), by and among Advaxis, Inc., a Delaware corporation (“Company”), and Optimus Capital Partners, LLC, a Delaware limited liability company, dba Optimus Life Sciences Capital Partners, LLC (including its designees, successors and assigns, “Investor”).

RECITALS

A.          The parties entered into that certain Preferred Stock Purchase Agreement, dated September 24, 2009, pursuant to which, among other things, the Company issued to the Investor (x) 500 shares (the “Original Preferred Shares”) of Series A Preferred Stock, $0.001 par value (the “Series A Preferred Stock”), the terms of which are set forth in that certain Certificate of Designations for such Series A Preferred Stock filed with the Secretary of State of the State of Delaware on September 24, 2009 (the “Series A Certificate of Designations”) and (y) a warrant to purchase up to 33,750,000 shares of the Common Stock (as defined below) of the Company (the “Original Warrants”).

B.           The Company’s board of directors has authorized the creation of the Preferred Shares (as defined below) which consist of a new series of preferred stock of the Company designated as Series B Preferred Stock, par value $0.001 per share, the terms of which are set forth in the Certificate of Designations (as defined below).  The parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue to Investor, and Investor shall purchase from the Company, from time to time as provided herein, up to $7,500,000.00 of Preferred Shares (as defined below).

C.           On each of January 5, 2010, March 15, 2010 and May 4, 2010, Investor or its designee exercised certain of the Original Warrants and, in lieu of the payment of the exercise price thereof in cash, issued secured promissory notes to the Company in the respective aggregate principal amounts of $1,965,710, $2,916,000 and $1,369,260 (collectively, the “Original Notes”).

D.           On the date of the Commitment Closing, (x) the Company and Investor desire to amend and restate each of the Original Notes as secured promissory notes in the form attached hereto as Exhibit G (the “Amended Notes”) and (y) the Investor desires to receive, and the Company desires to issue, upon the terms and conditions stated in this Agreement, 500 Preferred Shares of Series B Preferred Stock in exchange for its 500 Original Preferred Shares.

E.           The offer and sale of the Securities provided for herein are being made without registration under the Act (as defined below), in reliance upon the provisions of Sections 3(a)(9) and 4(2) of the Act, Regulation D promulgated under the Act, and such other exemptions from the registration requirements of the Act as may be available with respect to any or all of the purchases/exchanges of Securities to be made hereunder.

AGREEMENT

In consideration of the premises, the mutual provisions of this Agreement, and other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, Company and Investor agree as follows:

ARTICLE 1
DEFINITIONS

In addition to the terms defined elsewhere in this Agreement: (a) capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Certificate of Designations, and (b) the following terms have the meanings indicated in this ARTICLE 1:

“Act” means the Securities Act of 1933, as amended.

“Action” has the meaning set forth in Section 4.1(j).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with a Person, as such terms are used in and construed under Rule 144 under the Act.  With respect to Investor, without limitation, any Person owning, owned by, or under common ownership with Investor, and any investment fund or managed account that is managed on a discretionary basis by the same investment manager as Investor will  be deemed to be an Affiliate.

“Agreement” means this Preferred Stock Purchase Agreement.

“Automatic Termination” has the meaning set forth in Section 3.1.

“Certificate of Designations” means the certificate to be filed with the Secretary of State of the State of Delaware, in the form attached hereto as Exhibit B.

“Closing” means any one of (i) the Commitment Closing and (ii) each Tranche Closing.

“Closing Bid Price” and “Closing Sale Price” means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Trading Market, as reported by Bloomberg, or, if the Trading Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price or last trade price, respectively, of such security prior to 4:00 p.m., Eastern time, as reported by Bloomberg, or, if the Trading Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.).  If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price, as the case may be, of such security on such date shall be the fair market value as mutually determined by the Company and Investor.  If the Company and Investor are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 6.7.  All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

“Commitment Closing” has the meaning set forth in Section 2.2(a).

“Commitment Fee” means a non-refundable fee of $195,000 payable by the Company to Investor on the earlier of (x) the first Tranche Closing Date, in cash, by offset from the first Tranche Amount, or (y) the six-month anniversary of the Commitment Closing, in cash, by wire transfer of immediately available funds to an account designated by Investor.

“Common Stock” means the common stock, par value $0.001 per share, of the Company, and any replacement or substitute thereof, or any share capital into which such Common Stock shall have been changed or any share capital resulting from a reclassification of such Common Stock.

“Company” means Advaxis, Inc., a Delaware corporation.

“Company Parties” and “Company Party” have the meanings set forth in Section 5.8(b).

“Company Termination” has the meaning set forth in Section 3.2.

“Conditions to Commitment Closing” has the meaning set forth in Section 2.2(b).

“Delisting Event” means any time during the term of this Agreement, that the Common Stock is not listed for trading or quoted on a Trading Market, or is suspended or delisted with respect to the trading of shares of Common Stock on a Trading Market.

“Disclosure Schedules” means the disclosure schedules of the Company delivered concurrently herewith and attached hereto.

“DTC” means The Depository Trust Company, or any successor performing substantially the same function for Company.

“DWAC Shares” means Warrant Shares issued to Investor or any Affiliate, successor or assign of Investor pursuant to any exercise of the Warrant in electronic form, which Warrant Shares do not require the imprinting of the restrictive legend(s) referred to in Section 5.1 as set forth therein at the time of issuance of such Warrant Shares, and are without restriction on resale at the time of issuance, and delivered by the Company to the specified Deposit/Withdrawal at Custodian (DWAC) account with DTC under its Fast Automated Securities Transfer (FAST) Program or any similar program hereafter adopted by DTC performing substantially the same function, in accordance with irrevocable instructions issued to and countersigned by the Transfer Agent, in the form attached hereto as Exhibit C.

“Effective Date” has the meaning set forth in the Preamble.

“Evaluation Date” has the meaning set forth in Section 4.1(r).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“FINRA” has the meaning set forth in Section 4.1(e).

“Fundamental Transaction” means and shall be deemed to have occurred at such time upon any of the following events:

(a)           the Company shall, directly or indirectly, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Person or Persons, (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the assets of the Company to another Person, other than in the ordinary course of business, (iii) allow another Person to make a tender or exchange offer that is accepted by the holders of more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (iv) consummate a stock purchase or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than the 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock purchase agreement or other business combination) (other than, in the case of clause (i) above, (A) any such transaction pursuant to which holders of Common Stock immediately prior to such transaction (x) continue to hold more than 50% of the outstanding shares of Common Stock or (y) have the ability to elect a majority of the board of directors of the Company or (B) any merger or consolidation which is effected solely to change the jurisdiction of incorporation of the Company, and in the case of clauses (iii) and (iv) above, any transaction which is effected solely to change the jurisdiction of incorporation of the Company); or

(b)           any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% of the aggregate Common Stock, other than persons or groups who exceed such ownership level as of the Effective Date and other than in connection with a transaction which is effected solely to change the jurisdiction of incorporation of the Company.

“Funding Default” means a failure by Investor to accept a Tranche Notice delivered by the Company, provided such Tranche Notice was delivered in accordance with the terms and conditions of this Agreement (including the timely and full satisfaction of the conditions to the obligation of Investor to accept a Tranche Notice set forth in Section 2.3(c) of this Agreement), and to acquire and pay for the Preferred Shares in accordance therewith upon delivery of such Preferred Shares to the Investor in accordance with the terms of this Agreement (and the timely delivery by the Company of the other Required Tranche Deliveries required to be delivered by it and the timely and full satisfaction by the Company of all other conditions for the Tranche Closing required to be satisfied by it as set forth in Sections 2.3(d) and (e) of this Agreement.

“GAAP” means United States generally accepted accounting principles applied on a consistent basis during the periods involved.

“Indebtedness” means (a) any liabilities for borrowed money or amounts owed in excess of $100,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations in respect of Indebtedness of others, whether or not the same are or should be reflected in the Company’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of $100,000 due under leases required to be capitalized in accordance with GAAP.

“Intellectual Property Rights” has the meaning set forth in Section 4.1(o).

“Investor” means Optimus Capital Partners, LLC, a Delaware limited liability company, dba Optimus Life Sciences Capital Partners, LLC (including its designees, successors and assigns).

“Investor Parties” and “Investor Party” have the meanings set forth in Section 5.8.

“Liens” means a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction (excluding restrictions on transfer of securities under applicable U.S. federal or state securities or “blue sky” laws).

“Lock-Up Agreements” means an agreement in the form attached as Exhibit D, executed by each of the Company’s executive officers, directors and beneficial owners of 10% or more of the Common Stock, precluding each such Person from participating in any sale of the Common Stock from the Tranche Notice Date through the Tranche Closing Date.

“Losses” has the meaning set forth in Section 5.8.

“Luce Forward” has the meaning set forth in Section 5.1(a).

“Material Adverse Effect” means a material adverse effect on (i) the legality, validity or enforceability of any Transaction Document, (ii) the results of operations, assets, business or financial condition of the Company, or (iii) the Company’s ability to perform in any material respect its obligations under any Transaction Document; provided, however, that none of the following, individually or in the aggregate, shall be taken into account in determining whether a Material Adverse Effect has occurred: (a) changes in conditions in the U.S. or global capital, credit or financial markets generally, including changes in the availability of capital or currency exchange rates; (b) changes generally affecting the biotechnology or pharmaceutical industries; (c) any deterioration in the results of operations, assets, business or financial condition of the Company substantially resulting from (1) circumstances, conditions or risks (including, without limitation, the section entitled “Risk Factors” contained in the Company’s Form 10-K for its fiscal year ended October 31, 2009) existing as of the Effective Date that are set forth in any of the SEC Reports or (2) any of the matters set forth in the Disclosure Schedule (as the same may be updated pursuant to Section 2.3(c)(ii)); (d) any effect of the announcement of this Agreement or the consummation of the transactions contemplated by this Agreement on the Company’s relationships, contractual or otherwise, with customers, suppliers, vendors, bank lenders, strategic venture partners or employees; and (e) any decrease in the market price of the Common Stock (but excluding herefrom any condition, occurrence, state of facts or event underlying such decrease to the extent that such condition, occurrence, state of facts or event otherwise would constitute a Material Adverse Effect).

“Material Agreement” includes any material loan agreement, financing agreement, equity investment agreement or securities instrument to which Company is a party, any material agreement or instrument to which Company and Investor or any Affiliate of Investor is a party, and any other material agreement listed, or required to be listed, on any of Company’s reports filed or required to be filed with the SEC, including without limitation Forms 10-K, 10-Q or 8-K.

“Material Permits” has the meaning set forth in Section 4.1(m).

“Maximum Placement” means $7,500,000.00.

“Maximum Tranche Amount” means, subject to any other applicable limitations set forth in this Agreement, the Maximum Placement less the amount of any previously noticed and funded Tranches.

“Officer’s Closing Certificate” means a certificate in customary form reasonably acceptable to the Investor, executed by an authorized officer of the Company.

“Opinion” means an opinion from Company’s independent legal counsel, in the form attached as Exhibit E, to be delivered in connection with the Commitment Closing and any Tranche Closing.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Preferred Shares” means shares of Series B Preferred Stock of the Company provided for in the Certificate of Designations, to be issued to Investor pursuant to this Agreement.

“Prospectus” includes each prospectus (within the meaning of the Act) related to the sale or offering of any Warrant Shares, including without limitation any prospectus contained within the Registration Statement.

“Registration Statement” means a valid, current and effective registration statement registering for resale the Warrant Shares, and except where the context otherwise requires, means the registration statement, as amended, including (i) all documents filed as a part thereof, and (ii) any information contained in a prospectus filed with the SEC in connection with such registration statement, to the extent such information is deemed under the Act to be part of the registration statement.

“Regulation D” means Regulation D promulgated under the Act.

“Required Tranche Deliveries” has the meaning set forth in Section 2.3(d).

“Rule 144” means Rule 144 promulgated by the SEC pursuant to the Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect.

“Rule 144 Eligible” means eligible for immediate resale under Rule 144 without limitation on the amount of securities sold under Rule 144(e) and without  requiring discharge by payment in full of any promissory notes given to Company prior to the sale of the securities under Rule 144(d)(2)(iii).

“SEC” means the United States Securities and Exchange Commission.

“SEC Reports” includes all reports required to be filed by the Company under the Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the Effective Date (or such shorter period as the Company was required by law to file such material).

“Securities” includes the Warrants, Warrant Shares and Preferred Shares issuable pursuant to this Agreement.

“Subsidiary” means any Person the Company owns or controls, or in which the Company, directly or indirectly, owns a majority of the capital stock or similar interest that would be disclosable pursuant to Regulation S-K, Item 601(b)(21).

“Termination Date” means the earlier of (i) the date that is three years after the Effective Date, or (ii) the Tranche Closing Date on which the sum of the aggregate Tranche Purchase Price for all Tranche Shares equals the Maximum Placement.

“Termination Notice” has the meaning as set forth in Section 3.2.

“Trading Day” means any day on which the Common Stock is traded on the Trading Market; provided that it shall not include any day on which the Common Stock is (a) scheduled to trade for less than 5 hours, or (b) suspended from trading.

“Trading Market” means the OTC Bulletin Board, the NASDAQ Capital Market, the NASDAQ Global Market, the NASDAQ Global Select Market, the NYSE Amex, or the New York Stock Exchange, whichever is at the time the principal trading exchange or market for the Common Stock.

“Tranche” has the meaning set forth in Section 2.3(a).

“Tranche Amount” means the amount of any individual tranche purchase, as specified by the Company, and shall not exceed the Maximum Tranche Amount.

“Tranche Closing” has the meaning set forth in Section 2.3(e).

“Tranche Closing Date” has the meaning set forth in Section 2.3(e).

“Tranche Notice” has the meaning set forth in Section 2.3(b).

“Tranche Notice Date” has the meaning set forth in Section 2.3(b).

“Tranche Purchase Price” has the meaning set forth in Section 2.3(b), and shall be specified in writing by the Company.

“Tranche Share Price” means $10,000.00 per Preferred Share. Company may not issue fractional Preferred Shares.

“Tranche Shares” means the Preferred Shares that are purchased by Investor pursuant to a Tranche.

“Transaction Documents” include this Agreement and the Exhibits hereto and thereto.

“Transfer Agent” means Securities Transfer Corporation, or any successor transfer agent for the Common Stock.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrant.

“Warrant” means the warrant issuable under this Agreement, in the form attached hereto as Exhibit A, to purchase 40,500,000 shares of Common Stock, at an initial exercise price of $0.25 per share, subject to adjustment after the Commitment Closing as provided therein.

ARTICLE 2
PURCHASE AND SALE

2.1          Agreement to Purchase.  Subject to the terms and conditions herein and the satisfaction of the conditions to Closing set forth in this ARTICLE 2:

(a)           Investor hereby agrees to purchase such amounts of Preferred Shares as the Company may, in its sole and absolute discretion, from time to time elect to issue and sell to Investor according to one or more Tranches pursuant to Section 2.3 below; and

(b)           The Company agrees to pay the Commitment Fee and issue the Warrant to Investor in accordance with the terms of this Agreement.

2.2          Investment Commitment.

(a)           Investment Commitment. The closing of this Agreement (the “Commitment Closing”) shall be deemed to occur when this Agreement has been duly executed by both Investor and the Company, and the other Conditions to the Commitment Closing set forth in Section 2.2(b) have been met.

(b)           Conditions to Investment Commitment. As a condition precedent to the Commitment Closing, all of the following (the “Conditions to Commitment Closing”) shall have been satisfied prior to or concurrently with the parties’ execution and delivery of this Agreement:

(i)           the following documents shall have been delivered to Investor:  (A) this Agreement, executed by the Company; (B) a Secretary’s Certificate as to (x) the resolutions of the Company’s board of directors authorizing this Agreement and the Transaction Documents, and the transactions contemplated hereby and thereby, (y) a copy of the Company’s current Certificate of Incorporation, and (z) a copy of the Company’s current Bylaws; (C) a copy of the Certificate of Designations filed with the Secretary of State of the State of Delaware; (D) the Opinion; and (E) a copy of the press release announcing the transactions contemplated by this Agreement and Current Report on Form 8-K of the Company describing the transactions contemplated by, and attaching a complete copy of, the Transaction Documents;

(ii)          other than for losses incurred in the ordinary course of business, there shall have been no Material Adverse Effect since the date of the last SEC Report filed by the Company;

(iii)         the representations and warranties of the Company in this Agreement shall be true and correct in all material respects and the Company shall have delivered an Officer’s Closing Certificate to such effect to Investor, signed by an officer of the Company; and

(iv)          the representations and warranties of Investor in this Agreement shall be true and correct in all material respects.

(c)           Delivery of the Warrant.  Simultaneously with the Commitment Closing, the Company shall deliver the Warrant to the Investor.

(d)           Investor’s Obligation to Purchase. Subject to the prior satisfaction of all conditions set forth in this Agreement, following the Investor’s receipt of a validly delivered Tranche Notice, the Investor shall be required to purchase from the Company a number of Tranche Shares equal to the permitted Tranche Share Amount, in the manner described below.

2.3          Tranches to Investor.

(a)           Procedure to Elect a Tranche. Subject to the Maximum Tranche Amount, the Maximum Placement and the other conditions and limitations set forth in this Agreement, at any time beginning on the date of the Commitment Closing, the Company may, in its sole and absolute discretion, elect to exercise one or more tranches (each a “Tranche”) according to the following procedure, provided that each subsequent Tranche Notice Date (defined below) after the first Tranche Notice Date shall be no sooner than five (5) Trading Days following the preceding Tranche Notice Date.

(b)           Delivery of Tranche Notice. The Company shall deliver an irrevocable written notice (the “Tranche Notice”) the form of which is attached hereto as Exhibit F (the date of such Tranche Notice being the “Tranche Notice Date”), to Investor stating that the Company shall exercise a Tranche and stating the number of Preferred Shares which the Company will sell to Investor at the Tranche Share Price, and the aggregate purchase price for such Tranche (the “Tranche Purchase Price”).  A Tranche Notice may be delivered by the Company to Investor before 5:00 p.m., New York City time, on any Trading Day via facsimile or electronic mail.  A Tranche Notice delivered after such time or on a non-Trading Day shall be deemed delivered on the following Trading Day.  Except with respect to the delivery of a Tranche Notice prior to the first Tranche Closing Date, the Company may not give a Tranche Notice unless the Tranche Closing for the prior Tranche has occurred.

(c)           Conditions Precedent to a Tranche Notice.  The right of the Company to deliver a Tranche Notice and the obligation of the Investor to accept a Tranche Notice and to acquire and pay for the Preferred Shares are subject to the satisfaction, on the Tranche Notice Date, of each of the conditions set forth below:

(i)           the Common Stock shall be listed for trading or quoted on the Trading Market, and to the Company’s knowledge there is no notice of any suspension or delisting with respect to the trading or quotation of the shares of Common Stock on the Trading Market;

(ii)          the representations and warranties of the Company set forth in this Agreement shall be true and correct in all material respects as if made on such date, except for representations and warranties that are expressly made as of a particular date in which case, such representations and warranties shall be true and correct as of such particular date (provided, however, that any information disclosed by the Company in a filing with the SEC after the Effective Date but prior to the date of the Tranche Notice shall be deemed to update the Disclosure Schedules automatically and without any further action on the part of the Company), the Company shall have performed, satisfied and complied in all material respects with all covenants and agreements required by this Agreement to be performed, satisfied or complied with by the Company at or prior to such date, and the Company shall deliver an Officer’s Closing Certificate to such effect to Investor, signed by an officer of the Company;

(iii)        the representations and warranties of the Investor set forth in this Agreement shall be true and correct in all material respects as if made on such date, except for representations and warranties that are expressly made as of a particular date in which case, such representations and warranties shall be true and correct as of such particular date, and the Investor shall have performed, satisfied and complied in all material respects with all covenants and agreements required by this Agreement to be performed, satisfied or complied with by the Investor at or prior to such date;

(iv)         other than losses incurred in the ordinary course of business, there shall have been no Material Adverse Effect since the Commitment Closing;

(v)          all Warrant Shares shall have been timely delivered pursuant to any Exercise Notice properly delivered to the Company under the terms of the Warrant prior to the applicable Tranche Notice Date;

(vi)         to the extent required under the terms of the Warrant and Section 5.1 of this Agreement, all previously-issued Warrant Shares are DWAC Shares in electronic form without restriction on resale;

(vii)        the Company is not, and will not be as a result of the applicable Tranche, in default of any Material Agreement (it being hereby acknowledged and agreed that for purposes of this paragraph (vii), the trigger of any antidilution, price-reset or similar provisions in any outstanding warrants or other derivative securities of the Company as a result of the applicable Tranche shall not be deemed a default of any Material Agreement);

(viii)       there is not then in effect any law, rule or regulation prohibiting the transactions contemplated by any of the Transaction Documents, or requiring any consent or approval which shall not have been obtained, nor is there any pending proceeding or investigation which may have the effect of prohibiting or adversely affecting any of the transactions contemplated by this Agreement; no statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or adopted by any court or governmental authority of competent jurisdiction that prohibits the transactions contemplated by this Agreement, and no actions, suits or proceedings shall be in progress or pending by any person (other than Investor or any Affiliate of Investor) that seek to enjoin or prohibit the transactions contemplated by this Agreement (it being hereby acknowledged and agreed that for purposes of this paragraph (viii), no proceeding shall be deemed pending unless one of the parties hereto has received written notification thereof prior to the applicable Tranche Notice Date);

(ix)         the Company is in compliance with all reporting requirements under the Exchange Act in order to maintain listing on its then current Trading Market;

(x)          either (A) the Company has a current, valid and effective Registration Statement covering the lawful resale of all Warrant Shares then issued or issuable upon exercise of the Warrant, or (B) all of such Warrant Shares are Rule 144 Eligible (assuming cashless exercise of the Warrant);

(xi)         Company has a sufficient number of duly authorized shares of Common Stock reserved for issuance in such amount as may be required to issue all Warrant Shares issuable upon exercise of the Warrant based on the then current anticipated exercise price(s) of the Warrant;

(xii)        the Company has provided notice of its delivery of the Tranche Notice to all signatories of a Lock-Up Agreement as required under the Lock-Up Agreement; and

(xiii)      the aggregate number of Warrant Shares issuable upon exercise of the Warrant based on the then-current anticipated exercise price(s) of the Warrant, aggregated with all other shares of Common Stock deemed beneficially owned by the Investor and its Affiliates would not result in the Investor beneficially owning more than 9.99% of the Common Stock outstanding on the Tranche Notice Date, as determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(d)           Deliveries at Tranche Closing. The Closing of any Tranche and the parties’ obligations hereunder shall additionally be conditioned upon the delivery of each of the following (the “Required Tranche Deliveries”), except as otherwise indicated, on or before the applicable Tranche Closing Date:

(i)           a number of Preferred Shares equal to the Tranche Purchase Price divided by the Tranche Share Price shall have been delivered to Investor or an account specified by Investor for the Tranche Shares;

(ii)          the Tranche Purchase Price shall have been paid by the Investor to the Company by wire transfer of immediately available funds to an account designated by the Company prior to the applicable Tranche Closing Date;

(iii)         Investor shall have received that portion of the Commitment Fee, if any, that is payable as set forth in the definition of Commitment Fee set forth in Article I hereof;

(iv)          the following executed documents shall have been delivered to Investor: the Opinion and the Officer’s Closing Certificate;

(v)           with respect to the first Tranche Closing only, the Lock-Up Agreements shall have been delivered to Investor;

(vi)          a “Use of Proceeds” certificate, signed by an officer of the Company, and setting forth how the Tranche Purchase Price will be applied by the Company, shall have been delivered to Investor;

(vii)         all Warrant Shares shall have been timely delivered to Investor in accordance with any Exercise Notice properly delivered to Company under the terms of the Warrant prior to the applicable Tranche Closing Date;

(viii)       all documents, instruments and other writings required to be delivered by the parties on or before the Tranche Closing Date pursuant to any provision of this Agreement in order to implement and effect the transactions contemplated herein; and

(ix)          payment of a $5,000.00 non-refundable administrative fee to Investor’s counsel, by offset against the Tranche Amount, or wire transfer of immediately available funds.

(e)           Mechanics of Tranche Closing.  Each of the Company and Investor shall deliver all Required Tranche Deliveries required to be delivered by either of them pursuant to Section 2.3(d) of this Agreement, as applicable, at or prior to each Tranche Closing. Subject to such delivery and the satisfaction (or where legally permissible, the waiver) of the conditions set forth in Section 2.3(d) as of the Tranche Closing Date, the closing of the purchase by Investor of Preferred Shares shall occur by 5:00 p.m., New York City time, on the date which is 10 Trading Days following the Tranche Notice Date (each a “Tranche Closing Date”) at the offices of Investor; provided, however, that if any Warrant Shares are not timely delivered in accordance with Section 1.1 of the Warrant, with respect to any portion of the Warrant exercised before the Tranche Closing Date, then the Tranche Closing Date shall be extended one Trading Day for each Trading Day that such delivery is not made; and provided, further, that if any Warrant Shares are not DWAC Shares upon delivery, then the Tranche Closing Date shall be extended one Trading Day for each Trading Day that the Warrant Shares are not DWAC Shares.  On or before each Tranche Closing Date, Investor shall pay to the Company the Tranche Purchase Price to be paid for such Tranche Shares by wire transfer of immediately available funds to an account designated by the Company prior to the applicable Tranche Closing Date.  The closing (each a “Tranche Closing”) for each Tranche shall occur on the date that all Required Tranche Deliveries, as applicable, have been delivered to the applicable party pursuant to Section 2.3(d) of this Agreement.

(f)           Limitation on Obligations to Purchase and Sell.  Notwithstanding anything herein to the contrary, in the event the average Closing Sale Price of the Common Stock during the nine (9) Trading Days following the Tranche Notice Date falls below 75.0% of the Closing Sale Price of the Common Stock on the Trading Day immediately prior to the Tranche Notice Date:  (i) Investor may, at its option, and without penalty, decline to purchase the applicable Tranche Shares on the Tranche Closing Date; or (ii) Company may, at its option, and without penalty, terminate the Tranche Notice and decline to sell the applicable Tranche Shares on the Tranche Closing Date.

2.4          Maximum Placement.  Investor shall not be obligated to purchase any additional Tranche Shares once the aggregate Tranche Purchase Price paid by Investor equals the Maximum Placement.

ARTICLE 3
TERMINATION

3.1          Automatic Termination.  This Agreement shall terminate automatically (each, an “Automatic Termination”) upon the occurrence of any of the following:

(a)           if, at any time after the Effective Date, either the Company or the Investor, or any director or executive officer of the Company or the Investor, has engaged in a transaction or conduct related to the Company or the Investor, as applicable, that has resulted in (i) a SEC enforcement action, or (ii) a civil judgment or criminal conviction for fraud or misrepresentation, or for any other offense that, if prosecuted criminally, would constitute a felony under applicable law;

(b)           on any date after a Delisting Event that lasts for an aggregate of 20 Trading Days during any calendar year;

(c)           if at any time the Company has filed for and/or is subject to any bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors instituted by or against the Company or any subsidiary of the Company;

(d)           upon the occurrence of a Fundamental Transaction;

(e)           so long as any Preferred Shares are outstanding, the Company (i) creates or publicly announces its intention to create a class of Common Stock or series of preferred stock senior to the Series B Preferred Stock with respect to liquidation rights (other than a series of preferred stock that the Company intends to cause to be listed for trading or quoted on any Trading Market other than the OTC Bulletin Board) or (ii) substantially alters or publicly announces its intention to substantially alter the capital structure of the Company in a manner that materially adversely effects the rights or preferences of the Series B Preferred Stock (other than in connection with the creation of a series of preferred stock that the Company intends to cause to be listed for trading or quoted on any Trading Market other than the OTC Bulletin Board), in each case without the prior approval of the holders or a majority of the Preferred Shares then outstanding; and

(f)           on the Termination Date.

3.2          Company Termination.  The Company may at any time in its sole discretion terminate (a “Company Termination”) this Agreement by providing 30 days’ advanced written notice (“Termination Notice”) to Investor.

3.3          Other Termination.  The Investor may terminate this Agreement by providing three days’ advanced written notice to the Company, if the Company is in breach or default of any Material Agreement which would reasonably be expected to have a Material Adverse Effect, and such breach or default is not cured within 20 Trading Days after notice of such breach or default is delivered to the Company. The Company or the Investor may terminate this Agreement by providing three days’ advanced written notice to the other, if the other party is in material breach or default of this Agreement or any Transaction Document, and such material breach or default is not cured within 10 Trading Days after notice of such material breach or default is delivered to the breaching party. This Agreement may be terminated at any time by the mutual written consent of both the Company and the Investor, effective as of the date of such mutual written consent unless otherwise provided in such written consent.

3.4          Effect of Termination.  In the event of termination by the Company or the Investor pursuant to Section 3.2 or 3.3, as applicable, written notice thereof shall forthwith be given to the other party as provided in Section 6.2 and the transactions contemplated by this Agreement shall be terminated without further action by either party. If this Agreement is terminated as provided in Section 3.1, 3.2 or 3.3 herein, this Agreement shall become void and of no further force and effect, except as provided in Section 6.8 hereof. Nothing in this Section 3.4 shall be deemed to release the Company or the Investor from any liability for any breach or default under this Agreement or any of the other Transaction Documents occurring prior to such termination, or to impair the rights of the Company and the Investor to compel specific performance by the other party of its obligations under this Agreement arising prior to such termination, or to impair rights of indemnification under this Agreement or any other Transaction Document. The termination of this Agreement will have no effect on any Preferred Shares, Warrant (except as provided therein in the event of a Funding Default) or Warrant Shares previously issued or delivered, or on any rights of any holder thereof; provided, however, that in the event that the sum of the aggregate Tranche Purchase Price for all Tranche Shares reaches the Maximum Placement hereunder, any portion of the Warrant that remains unvested on such Termination Date shall automatically be cancelled with no further action of the Company, Investor or the holder of the Warrant effective as of such Termination Date.  Notwithstanding any other provision, all fees paid to Investor or its counsel are non-refundable.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES

4.1          Representations and Warranties of the Company.  Except as set forth under the corresponding section of the Disclosure Schedules (as the same may be updated pursuant to Section 2.3(c)(ii)), which shall be deemed a part hereof, or as set forth in the SEC Reports, the Company hereby represents and warrants to, and as applicable covenants with, Investor as follows:

(a)           No Subsidiaries.  The Company does not own, directly or indirectly, any capital stock or other equity interests in any Subsidiary.

(b)           Organization and Qualification.  The Company is an entity duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.  The Company is not in violation or default of any of the provisions of its certificate of incorporation or bylaws as currently in effect, except where such violation or default would not, individually or in the aggregate, constitute a Material Adverse Effect. The Company is duly qualified to conduct business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not have or reasonably be expected to result in a Material Adverse Effect, and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification, except as would not have or reasonably be expected to result in a Material Adverse Effect.

(c)           Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations hereunder or thereunder.  The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby or thereby have been duly authorized by all necessary corporate action on the part of the Company and no further consent or authorization of the Company or its board of directors or stockholders is required.  Each of the Transaction Documents has been, or upon delivery will be, duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights and remedies.

(d)           No Conflicts.  Assuming each of the filings, consents and approvals referred to in Section 4.1(e) are obtained, given or made on a timely basis, as applicable, the execution, delivery and performance of the Transaction Documents by the Company, the issuance and sale of the Securities and the consummation by the Company of the other transactions contemplated thereby do not and will not (i) conflict with or violate any provision of the Company’s certificate of incorporation or bylaws as currently in effect, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company debt or otherwise) or other understanding to which the Company is a party or by which any property or asset of the Company is bound or affected, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including U.S. federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected; except in the case of each of clauses (ii) and (iii), such as would not have or reasonably be expected to result in a Material Adverse Effect.

(e)           Filings, Consents and Approvals.  The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (i) the filing of the Certificate of Designations, (ii) such as may be required under the Act (including, without limitation, the filing of a Form D with the SEC and any Registration Statement required to be filed pursuant to this Agreement) or the Exchange Act (including, without limitation, the filing of a Current Report on Form 8-K of the Company describing the transactions contemplated by, and attaching a complete copy of, the Transaction Documents), (iii) such as may be required under applicable state securities or “blue sky” laws, (iv) such as may be required under the rules and regulations of the Trading Market or the Financial Industry Regulatory Authority (the “FINRA”) and (v) such consents, waivers, authorizations, order, notices, filings or registrations, the failure of which to obtain, give or make would not, individually or in the aggregate, result in a Material Adverse Effect; provided, that, for purposes of the representation made in this Section 4.1(e), the Company is assuming and relying upon the accuracy of the representations and warranties of the Investor contained in Sections 4.2(d) through and including 4.2(m), and the full performance of and compliance with the covenants and agreements of the Investor contained in Section 5.1 of this Agreement.

(f)           Issuance of the Securities.  Subject to Section 5.13, the Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, and subject to, and in reliance on, the representations, warranties, covenants and agreements made herein by the Investor, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens.  The Company has reserved from its duly authorized capital stock a number of shares of Common Stock and Preferred Stock for issuance of the Securities at least equal to the number of Securities which could be issued pursuant to the terms of this Agreement based on the then-current anticipated exercise price(s) of the Warrant.

(g)           Capitalization.  The authorized capital stock of the Company as of April 30, 2010 and the number of shares of Common Stock issued and outstanding as of May 20, 2010 is as described in the Company’s Quarterly Report on Form 10-Q for its fiscal quarter ended July April 30, 2010.  No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents.  As of the Effective Date, except as a result of the purchase and sale of the Securities and for stock options issued by the Company to its employees, directors and consultants, there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or securities convertible into or exercisable for shares of Common Stock. All of the outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable, have been issued in compliance with all U.S. federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities.  As of the Effective Date, there are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

(h)           SEC Reports; Financial Statements.  Except as set forth in Schedule 4.1(h) of the Disclosure Schedules, the Company has filed all required SEC Reports for the two years preceding the Effective Date (or such shorter period as the Company was required by law to file such material) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension.  As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Act and the Exchange Act and the rules and regulations of the SEC promulgated thereunder, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing.  Such financial statements have been prepared in accordance with GAAP, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(i)           Material Changes.  Since the date of the latest audited financial statements included within the SEC Reports, except as disclosed in the SEC Reports, (i) there has been no event, occurrence or development that has had or that would reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the SEC, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company equity incentive plans.  The Company does not have pending before the SEC any request for confidential treatment of information.

(j)           Litigation.  There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”), which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities, or (ii) would, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect.  Neither the Company, nor to the knowledge of the Company any director or officer of the Company, is or has been during the past five years the subject of any Action involving a claim of violation of or liability under U.S. federal or state securities laws or a claim of breach of fiduciary duty.  During the past five years, there has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the SEC involving the Company or any current or former director or officer of the Company in their capacity as a director or officer of the Company.  During the past five years, the SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Exchange Act or the Act.

(k)           Labor Relations.  No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company, which would reasonably be expected to result in a Material Adverse Effect.

(l)           Compliance.  The Company (i) is not in default under or in violation of (and, to the Company’s knowledge, no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company under), nor has the Company received written notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other similar agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body applicable to the Company, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority applicable to the Company, including without limitation all foreign, federal, state and local laws applicable to its business, except in each of the cases referenced in clauses (i), (ii) and (iii) above as would not have a Material Adverse Effect.

(m)           Regulatory Permits.  The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any written notice of proceedings relating to the revocation or modification of any Material Permit.

(n)           Title to Assets.  The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them that is material to the business of the Company and the Subsidiaries and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties.  Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases of which the Company and the Subsidiaries are in compliance.

(o)           Patents and Trademarks.  The Company has, or has rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights that are necessary or material for use in connection with their respective businesses as described in the SEC Reports and which the failure to so have would have a Material Adverse Effect (collectively, the “Intellectual Property Rights”).  The Company has not received a written notice that the Intellectual Property Rights used by the Company violates or infringes upon the rights of any Person. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights of the Company.

(p)           Insurance.  The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company is engaged.  The Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(q)           Transactions With Affiliates and Employees.  Except as set forth in the SEC Reports, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $120,000 other than (i) for payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) for other employee benefits, including stock option agreements under any equity incentive plan of the Company.

(r)           Sarbanes-Oxley; Internal Accounting Controls.  The Company is in material compliance with all provisions of the Sarbanes-Oxley Act of 2002, which are applicable to it as of the date of the Commitment Closing.  The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company, including its Subsidiaries, is made known to the certifying officers by others within those entities, particularly during the period in which the Company’s most recently filed periodic report under the Exchange Act, as the case may be, is being prepared.  The Company’s certifying officers have evaluated the effectiveness of the Company’s controls and procedures as of the date prior to the filing date of the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”).  The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date.  Since the Evaluation Date, there have been no significant changes in the Company’s internal controls (as such term is defined in Item 307(b) of Regulation S-K under the Exchange Act) or, to the Company’s knowledge, in other factors that could materially affect the Company’s internal controls.

(s)           Certain Fees.  Except for the payment of the Commitment Fee, the issuance of the Warrant and the other payments to be made pursuant to the Transaction Documents, no brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement.  Except as a result of any agreements or arrangements made by the Investor or its representatives or Affiliates, to the Company’s knowledge, Investor shall have no obligation with respect to any such fees or commissions of a type contemplated in this Section 4.1(s) that may be due in connection with the transactions contemplated by this Agreement.

(t)           Private Placement. Assuming the accuracy of Investor representations and warranties set forth in Section 4.2, no registration under the Act is required for the offer and sale of the Securities by the Company to Investor as contemplated hereby. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of the OTC Bulletin Board.

(u)           Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Securities, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.  The Company shall conduct its business in a manner so that it will not become subject to the Investment Company Act.

(v)           Registration Rights.  No Person has any right to cause the Company to effect the registration under the Act of any securities of the Company.

(w)           Listing and Maintenance Requirements.  The Common Stock is registered pursuant to Section 12 of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor, to the Company’s knowledge, is the SEC contemplating terminating such registration.  The Company has not, in the 12 months preceding the Effective Date, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

(x)           Application of Takeover Protections.  The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti takeover provision under the Company’s Certificate of Incorporation or the laws of its state of incorporation that is or could become applicable to Investor as a result of Investor and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation the Company’s issuance of the Securities and Investor’s ownership of the Securities.

(y)           Disclosure.  Except with respect to (i) the transactions contemplated by the Transaction Documents, (ii) the information contained in the Disclosure Schedules and (iii) the information that will be publicly disclosed by the Company pursuant to Section 2.2(b)(i)E and Section 5.4, the Company confirms that neither the Company nor any other Person acting on its behalf has provided Investor or its agents or counsel with any information that constitutes material, non-public information that, according to applicable law, rule or regulation, should have been disclosed publicly by the Company prior to the Effective Date but which has not been so publicly disclosed. The Company understands and confirms that Investor will rely on the foregoing representations and covenants in effecting transactions in securities of the Company.  All disclosure provided to Investor regarding the Company, its business and the transactions contemplated hereby, furnished by or on behalf of the Company with respect to the representations and warranties made herein are true and correct in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

(z)           No Integrated Offering. Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the Act.

(aa)         Financial Condition.  Based on the financial condition of the Company as of the date of the Commitment Closing: (i) the fair saleable market value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature; (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, and projected capital requirements and capital availability thereof; and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid.  The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). The Company has no knowledge of any facts or circumstances, which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the date of the Commitment Closing.  The Company’s Quarterly Report on Form 10-Q for its fiscal quarter ended April 30, 2010 sets forth as of April 30, 2010 all outstanding secured and unsecured Indebtedness of the Company, or for which the Company has commitments.  The Company is not in default with respect to any Indebtedness.

(bb)         Tax Status.  The Company and each of its Subsidiaries has made or filed all federal, state and foreign income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply.  There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.  The Company has not executed a waiver with respect to the statute of limitations relating to the assessment or collection of any foreign, federal, statue or local tax.  None of the Company’s tax returns is presently being audited by any taxing authority.

(cc)         No General Solicitation or Advertising.  Except for the Registration Statement to be filed as contemplated by this Agreement, neither the Company nor, to the knowledge of the Company, any of its directors or officers (i) has conducted or will conduct any general solicitation (as that term is used in Rule 502(c) of Regulation D) or general advertising with respect to the sale of the Securities, or (ii) made any offers or sales of any security or solicited any offers to buy any security under any circumstances that would require registration of the Securities under the Act or made any “directed selling efforts” as defined in  rule 902 of Regulation S.

(dd)         Foreign Corrupt Practices.  Neither the Company, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company, has (i) directly or indirectly, used any corrupt funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is  in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

(ee)         Acknowledgment Regarding Investor’s Purchase of Securities.  The Company acknowledges and agrees that Investor is acting solely in the capacity of arm’s length purchaser with respect to this Agreement and the transactions contemplated hereby.  The Company further acknowledges that Investor is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any statement made by Investor or any of its representatives or agents in connection with this Agreement and the transactions contemplated hereby is not advice or a recommendation and is merely incidental to Investor’s purchase of the Securities.  The Company further represents to Investor that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation of the Company and its representatives.

(ff)          Accountants.  The Company’s accountants are set forth in the SEC Reports.  To the Company’s knowledge, such accountants are an independent registered public accounting firm as required by the Act.

(gg)        No Disagreements with Accountants and Lawyers.  There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the accountants and lawyers formerly or presently employed by the Company, and the Company is current with respect to any fees owed to its accountants.

(hh)        Registration Statements and Prospectuses.

(i)           Company will use its commercially reasonable efforts to file within 30 calendar days after the Effective Date (or as soon as possible thereafter), cause to become effective as soon as possible thereafter, and remain effective until the earlier of (A) the first date on which all Warrant Shares covered thereby have been sold or are Rule 144 Eligible (assuming cashless exercise of the Warrant by the holder thereof at all times after such first date) or (B) in the event that no Tranche Closing ever occurs, the Termination Date, a Registration Statement covering the public resale by the Investor of all Common Shares issued in payment of the Commitment Fee and all Warrant Shares.  Such Registration Statement, on the date it is filed with the SEC and on the date it becomes effective, and, as amended or supplemented, at the time of any Tranche Notice Date, Tranche Closing Date, or issuance of any Warrant Shares, will comply as to form, in all material respects, with the requirements of the Act.

(ii)          Such Registration Statement, as of its effective date, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that this representation and warranty does not apply to statements in or omissions from the Registration Statement made in reliance upon and in conformity with information relating to the Investor furnished to the Company in writing by or on behalf of the Investor expressly for use therein, which to the Company’s knowledge are not false or misleading.

(iii)        The Prospectus, on the date it is filed with the SEC and as of its date, and, at the time of any Tranche Notice Date, Tranche Closing Date, or issuance of any Warrant Shares, and at all times during which a prospectus is required by the Act to be delivered in connection with any sale of Warrant Shares covered thereby, will comply as to form, in all material respects, with the requirements of the Act.

(iv)         The Prospectus and any amendment or supplement thereto, as of its date, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation and warranty does not apply to statements in or omissions from the Prospectus or any amendment or supplement thereto made in reliance upon and in conformity with information relating to the Investor furnished to the Company in writing by or on behalf of the Investor expressly for use therein, which to the Company’s knowledge are not false or misleading.

(v)           The Registration Statement, as of its effective date, will meet the requirements of subsections (a)(1)(i) and/or (a)(1)(iii) of Rule 415 under the Act or any other applicable subsections thereof.

4.2          Representations and Warranties of Investor. Investor hereby represents and warrants to, and as applicable covenants with, the Company as follows:

(a)           Organization; Authority.  Investor is an entity duly formed, validly existing and in good standing under the laws of the State of Delaware, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Investor has the requisite company power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder.  The execution and delivery of the Transaction Documents to which Investor is a party and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary company action on the part of Investor and no further consent or authorization of Investor or its members is required.  Each Transaction Document to which Investor is a party has been (or will be) duly executed by Investor, and when delivered by Investor in accordance with the terms hereof or thereof, will constitute the valid and legally binding obligation of Investor, enforceable against Investor in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights and remedies.

(b)           No Conflicts.  The execution, delivery and performance of the Transaction Documents to which Investor is a party do not and will not conflict with or violate any provision of Investor’s certificate of formation or operating agreement (or similar organizational documents) as currently in effect.

(c)           Investor Status.  At the time Investor was offered the Securities, it was, and it is: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Act.

(d)           Experience of Investor.  Investor, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment.  Investor is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(e)           Information. The Investor and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by the Investor. The Investor and its advisors, if any, have been afforded the opportunity to ask questions of the Company; provided, however, that neither such inquiries nor any other due diligence investigations conducted by Investor or its representatives shall modify, amend or affect Investor’s right to rely on the Company’s representations and warranties contained in Section 4.1. The Investor has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities. The Investor understands that it (and not the Company) shall be responsible for its own tax liabilities that may arise as a result of this investment or the transactions contemplated by this Agreement.

(f)           General Solicitation.  Investor is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(g)           No Public Sale or Distribution.  Investor is acquiring the Securities for its own account, and not as a nominee or agent.  Investor is acquiring the Preferred Shares and the Warrant for investment purposes, and not with a view towards, or for resale in connection with, the public sale or distribution of any part thereof, except pursuant to transactions registered under the Act or exempt from such registration; provided, however, that the disposition of its property shall at all times be within its control.  Investor does not presently have any contract, agreement, undertaking, arrangement or understanding, directly or indirectly, with any non-Affiliate of Investor to sell, transfer, pledge, assign or otherwise distribute any of the Securities.

(h)           Acknowledgement of Private Placement.  Investor understands that the offer and sale of the Securities provided for herein is being made without registration under the Act, in reliance upon the provisions of Section 4(2) of the Act, Regulation D promulgated under the Act, and such other exemptions from the registration requirements of the Act as may be available with respect to any or all of the purchases of Securities to be made hereunder, and that the Company is relying in part upon the truth and accuracy of, and such Investor’s compliance with, the representations, warranties, agreements, covenants, acknowledgments and understandings of such Investor set forth herein in order to determine the availability of such exemptions and the eligibility of such Investor to acquire the Securities.

(i)           Transfer or Resale. Investor understands that: (i) the Preferred Shares and the Warrants have not been and are not being registered under the Act or any state securities or “blue sky” laws, (ii) as of the Effective Date the Warrant Shares have not been registered under the Act or any state securities or “blue sky” laws and (iii) except as expressly provided in the Transaction Documents with respect to the Warrant Shares, neither the Company nor any other Person is under any obligation to register the Securities under the Act or any state securities or “blue sky” laws or to comply with the terms and conditions of any exemption thereunder.

(j)           Trading Restrictions; Compliance with Securities Laws.  The Investor covenants and agrees that during the period beginning on the Trading Day immediately preceding the Effective Date and ending on the Trading Day next following the termination of this Agreement, neither the Investor nor any of its Affiliates nor any entity managed or controlled by the Investor will, directly or indirectly, enter into or execute or cause or assist any Person to enter into or execute any “short sale” (as such term is defined in Rule 200 of Regulation SHO, or any successor regulation, promulgated by the SEC under the Exchange Act) of the Common Stock.

(k)           Not an Affiliate.  The Investor is not an officer, director or Affiliate of the Company.

(l)           No Governmental Review. Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(m)          Public Resale of Warrant Shares.  The Investor agrees that unless the Warrant Shares covered by any Registration Statement are Rule 144 Eligible, it will publicly resell such Warrant Shares only pursuant to such Registration Statement, in a manner described under the caption “Plan of Distribution” in the Registration Statement, and in a manner in compliance with any applicable prospectus delivery requirements of the Securities Act.

The Company acknowledges and agrees that Investor does not make or has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 4.2.

ARTICLE 5
OTHER AGREEMENTS OF THE PARTIES

5.1          Transfer Restrictions.

(a)           The Securities constitute “restricted securities” as such term is defined in Rule 144(a)(3) under the Act and may only be disposed of in compliance with U.S. federal securities laws and applicable state securities or “blue sky” laws.  Without limiting the generality of the foregoing, except for a transfer to an Affiliate of Investor or a bona fide pledge of the Securities, the Securities may not be offered for sale, sold, transferred, assigned, pledged or otherwise distributed unless (i) subsequently registered thereunder, (ii) Investor shall have delivered to the Company an opinion of counsel reasonably acceptable to the Company (which may be Luce, Forward, Hamilton & Scripps LLP (“Luce Forward”)), in a form generally acceptable to the Company, to the effect that such Securities to be offered for sale, sold, transferred, assigned, pledged or otherwise distributed may be offered for sale, sold, transferred, assigned, pledged or otherwise distributed pursuant to an exemption from such registration, or (iii) such Securities can be offered for sale, sold, transferred, assigned, pledged or otherwise distributed pursuant to Rule 144 or Rule 144A promulgated under the Act, as applicable.

(b)           The parties acknowledge and agree that the Warrant Shares will be issued without any restrictive legends.  Investor agrees to the imprinting, for so long as is required by this Section 5.1, upon the certificates or other instruments representing the Preferred Shares and Warrants of any legends required by applicable state securities or “blue sky” laws, in addition to the following restrictive legend (and that a stop transfer order shall be placed against transfer of such certificates):

NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THESE SECURITIES AND THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

5.2          Furnishing of Information.  As long as Investor owns Securities, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the Effective Date pursuant to the Exchange Act.  Upon the request of Investor, the Company shall deliver to Investor a written certification of a duly authorized officer as to whether it has complied with the preceding sentence. As long as Investor owns Securities, if the Company is not required to file reports pursuant to such laws, it will prepare and furnish to Investor and make publicly available in accordance with Rule 144(c) such information as is required for Investor to sell the Securities under Rule 144 until such time as Investor may sell all such Securities without restriction under Rule 144.  The Company further covenants that it will take such further action as any holder of Securities may reasonably request, all to the extent required from time to time to enable such Person to sell Securities without registration under the Act within the limitation of the exemptions provided by Rule 144.

5.3          Integration.  The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Act of the sale of the Securities to Investor.

5.4          Securities Laws Disclosure; Publicity.  The Company shall, by 8:30 a.m., New York City time, on the Trading Day immediately following the Effective Date, issue a press release and shall, by 5:30 p.m., New York City time, on the Trading Day immediately following the Effective Date, file a Current Report on Form 8-K describing the transactions contemplated by, and attaching a complete copy of, the Transaction Documents. Such press release and Current Report on Form 8-K shall be reasonably acceptable to Investor. The Company and Investor shall consult with each other in issuing any additional press releases with respect to the transactions contemplated hereby, and neither the Company nor Investor shall issue any such press release or otherwise make any such public statement without the prior consent of the Company, with respect to any such press release of Investor, or without the prior consent of Investor, with respect to any such press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, Trading Market regulations or judicial process, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication.  The Company shall provide Investor with prior notice of any public disclosure of the name of Investor in any filing with the SEC or any regulatory agency or Trading Market (it being hereby acknowledged and agreed by Investor that Investor’s name shall be disclosed in any Current Report on Form 8-K of the Company describing the transactions contemplated by the Transaction Documents, in any Registration Statement and Prospectus covering any Warrant Shares, and in other reports of the Company required to be filed by the Company under the Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof).

5.5          Shareholders Rights Plan.  No claim will be made or enforced by the Company or, to the knowledge of the Company, any other Person that Investor is an “Acquiring Person” under any shareholders rights plan or similar plan or arrangement in effect or hereafter adopted by the Company, or that Investor could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents or under any other agreement between the Company and Investor. The Company shall conduct its business in a manner so that it will not become subject to the Investment Company Act of 1040, as amended.

5.6          Non-Public Information.  The Company covenants and agrees that neither it nor any Person acting on its behalf will provide, Investor or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto Investor shall have executed a written agreement regarding the confidentiality and use of such information.  The Company understands and confirms that Investor shall be relying on the foregoing covenant in effecting transactions in securities of the Company.

5.7          Reimbursement.  If Investor becomes involved in any capacity in any proceeding by or against any Person who is a stockholder of the Company (except as a result of sales, pledges, margin sales and similar transactions by Investor to or with any current stockholder), solely as a result of Investor’s acquisition of the Securities under this Agreement, the Company will reimburse Investor for its reasonable legal and other expenses (including the cost of any investigation preparation and travel in connection therewith) incurred in connection therewith, as such expenses are incurred, or will assume the defense of Investor in such matter.  The reimbursement obligations of the Company under this paragraph shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any Affiliates of Investor who are actually named in such action, proceeding or investigation, and partners, directors, agents, employees and controlling persons (if any), as the case may be, of Investor and any such Affiliate, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, Investor and any such Affiliate and any such Person.

5.8          Indemnification.

(a)           Indemnification by Company.  Subject to the provisions of this Section 5.8(a), the Company will indemnify and hold Investor and any Warrant holder, their Affiliates and attorneys, and each of their directors, officers, shareholders, partners, employees, agents, and any Person who controls Investor within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (collectively, the “Investor Parties” and each an “Investor Party”), harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation (collectively, “Losses”) that any Investor Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents, (b) any action instituted against any Investor Party, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of an Investor Party, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of Investor’s representation, warranties or covenants or agreements under the Transaction Documents or any agreements or understandings Investor may have with any such stockholder or any violations by Investor of state or federal securities laws or any conduct by Investor which constitutes fraud, gross negligence, willful misconduct or malfeasance), (c)  any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement (or in a Registration Statement as amended by any post-effective amendment thereof by the Company) or arising out of or based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and/or (d) any untrue statement or alleged untrue statement of a material fact included in any Prospectus ( or any amendments or supplements to any Prospectus ), or arising out of or based upon any omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that (i) the Company shall not be obligated to indemnify any Investor Party for any Losses finally adjudicated to have been caused solely by an untrue statement of a material fact or an omission to state a material fact made in reliance upon and conformity with information furnished to the Company in writing by or on behalf of such Person expressly for use in the Registration Statement or the Prospectus (or any amendment or supplement thereto) and (ii) the foregoing indemnity shall not inure to the benefit of any Investor Party from whom the Person asserting any Losses purchased Securities, if a copy of the Prospectus (as then supplemented) was not sent or given by or on behalf of such Investor Party to such Person, if required by law to have been delivered, at or prior to the written confirmation of the sale of such Securities to such person, and if delivery of the Prospectus (as then supplemented) would have cured the defect giving rise to such Losses. The parties intend that any Losses subject to indemnification under this Section 5.8(a) will be net of insurance proceeds (which Investor agrees to use commercially reasonable efforts to recover or cause any Investor Party to recover).  Accordingly, the amount which the Company is required to pay any Investor Party under this Section 5.8(a) will be reduced by any insurance proceeds actually recovered by or on behalf of any Investor Party in reduction of the related Losses.  In addition, if an Investor Party receives indemnification from the Company under this Section 5.8(a) in respect of any Losses and subsequently receives any such insurance proceeds, then Investor will pay, or will cause such other Investor Party to pay, to the Company an amount equal to the indemnification payment received under this Section 5.8(a) less the amount of the indemnification payment that would have been due if the insurance proceeds had been received, realized or recovered before such indemnification payment was made.  However, no provision herein regarding insurance proceeds shall delay payment by the Company to any Investor Party for any indemnified Losses.

(b)           Indemnification by Investor.  Subject to the provisions of this Section 5.8(b), Investor will indemnify and hold the Company, its Affiliates and attorneys, and each of the Company’s directors, officers, shareholders, employees, agents, and any Person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (collectively, the “Company Parties” and each an “Company Party”), harmless from any and all Losses that any Company Party has been finally adjudicated to have suffered or incurred solely as a result of (a) any unexcused material breach of any material representations, warranties, covenants or agreements made by Investor in this Agreement or in the other Transaction Documents, (b) any conduct by Investor which constitutes fraud, willful misconduct or malfeasance, (c) any untrue statement of a material fact contained in a Registration Statement (or in a Registration Statement as amended by any post-effective amendment thereof by the Company) based upon any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case, to the extent the untrue statement or omission was made in reliance upon, and in conformity with, information furnished to the Company in writing by or on behalf of any Investor Party expressly for use in the Registration Statement (or any amendment thereto) and/or (d) any untrue statement of a material fact included in any Prospectus (or any amendments or supplements to any Prospectus ), or based upon any omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case, to the extent the untrue statement or omission was made in reliance upon, and in conformity with, information furnished to the Company in writing by or on behalf of any Investor Party expressly for use in the Prospectus (or any supplement thereto). The parties intend that any Losses subject to indemnification under this Section 5.8(b) will be net of insurance proceeds (which the Company agrees to use commercially reasonable efforts to recover or cause any Company Party to recover).  Accordingly, the amount which Investor is required to pay any Company Party under this Section 5.8(b) will be reduced by any insurance proceeds actually recovered by or on behalf of any Company Party in reduction of the related Losses.  In addition, if a Company Party receives indemnification from Investor under this Section 5.8(b) in respect of any Losses and subsequently receives any such insurance proceeds, then the Company will pay, or will cause such other Company Party to pay, to Investor an amount equal to the indemnification payment received under this Section 5.8(b) less the amount of the indemnification payment that would have been due if the insurance proceeds had been received, realized or recovered before such indemnification payment was made. However, no provision herein regarding insurance proceeds shall delay payment by Investor to any Company Party for any indemnified Losses.

(c)           Procedure for Indemnification Claims.  Promptly after a Person receives notice of a claim or the commencement of an action for which the Person intends to seek indemnification under this Section 5.8, the Person will notify the indemnifying party in writing of the claim or commencement of the action, suit or proceeding; provided, however, that failure to notify the indemnifying party will not relieve the indemnifying party from liability under this Section 5.8, except to the extent it has been materially prejudiced by the failure to give notice.  The indemnifying party will be entitled to participate in the defense of any claim, action, suit or proceeding as to which indemnification is being sought, and if the indemnifying party is the Company, the indemnifying party may (but will not be required to) assume the defense against the claim, action, suit or proceeding with counsel satisfactory to it.  Subject to the immediately following sentence, if the Company notifies an indemnified party that it wishes to assume the defense of a claim, action, suit or proceeding, the Company will not be liable for any legal or other expenses incurred by the indemnified party in connection with the defense against the claim, action, suit or proceeding. The indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party, except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel, or (iii) in such action there is, in the reasonable opinion of such separate counsel, a material conflict with respect to the dispute in question on any material issue between the position of the Company and the position of the indemnified party such that it would be inappropriate for one counsel to represent both parties.  No indemnifying party will be liable to any indemnified party under this Agreement for any settlement by such indemnified party of any action effected by such indemnified party without the indemnifying party’s prior written consent, which shall not be unreasonably withheld or delayed.

5.9          Reservation of Securities.  The Company shall maintain a reserve from its duly authorized shares of Common Stock for issuance pursuant to the Transaction Documents in such amount as may be required to fulfill its obligations in full under the Transaction Documents.

5.10        Limited Standstill.  The Company will use reasonable efforts to deliver to Investor on or before the first Tranche Closing Date, and will thereafter honor and enforce the provisions of, the Lock-Up Agreements with the Company’s executive officers, directors and beneficial owners of 10% or more of the Common Stock.

5.11        Issuance of Additional Securities.  The Company shall not issue additional Common Stock or securities convertible into Common Stock to any Person (other than Investor, an Affiliate of Investor, or in connection with an incentive compensation plan), if such issuance would reduce the number of remaining authorized shares of Common Stock that could be issued by the Company below the number of remaining authorized shares issuable upon exercise of the Warrant, without previously amending its Certificate of Incorporation to increase the number of duly authorized shares of Common Stock by at least the amount necessary to assume a sufficient number of shares to permit the exercise in full of the Warrant.  However, nothing in this Section 5.11 shall diminish the obligation of the Company to issue the Securities to the Investor in accordance with this Agreement and the Warrant.

5.12        Prospectus Availability and Changes.  The Company will make available to Investor upon request, and thereafter from time to time will furnish Investor, as many copies of any Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the applicable Registration Statement) as Investor may request for the purposes contemplated by the Act; and in case Investor is required to deliver a prospectus after the nine-month period referred to in Section 10(a)(3) of the Act in connection with the sale of the Warrant Shares, or after the time a post-effective amendment to the applicable Registration Statement is required pursuant to Item 512(a) of Regulation S-K under the Act, the Company will prepare, at its expense, promptly upon request such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act or Item 512(a) of Regulation S-K under the Act, as the case may be.

The Company will advise Investor promptly of the happening of any event within the time during which a Prospectus is required to be delivered by Investor under the Act which, in the good faith judgment of the Company, following consultation with its independent legal counsel, would require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, and to advise Investor promptly if, during such period, in the good faith judgment of the Company, following consultation with its independent legal counsel, it shall become necessary to amend or supplement any Prospectus to cause such Prospectus to comply with the requirements of the Act, and in each case, during such time, to prepare and furnish, at the Company’s expense, to Investor promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change or to effect such compliance. The Company shall not be required to disclose to the Investor the substance or specific reasons of any of the events referred to in the immediately preceding sentence, but rather, shall only be required to disclose that the event has occurred. Notwithstanding anything herein to the contrary, the Company need not advise the Investor regarding any supplement to the Prospectus the purpose of which is to update the Prospectus and the Registration Statement to include information the Company has previously filed with the SEC pursuant to Section 13 or 15(d) or 14(a) of the Exchange Act and the rules and regulations promulgated thereunder.

5.13        Activity Restrictions.  For so long as Investor or any of its Affiliates holds any Securities, neither Investor nor any Affiliate will:  (i) vote any shares of Common Stock owned or controlled by it, solicit any proxies, or seek to advise or influence any Person with respect to any voting securities of the Company; (ii) engage or participate in any actions, plans or proposals which relate to or would result in (a) acquiring additional securities of the Company, alone or together with any other Person, which would result in beneficially owning or controlling, or being deemed to beneficially own or control, more than 9.99% of the total outstanding Common Stock or other voting securities of the Company, (b) an extraordinary corporate transaction, such as a merger, reorganization or liquidation, involving Company or any of its subsidiaries, (c) a sale or transfer of a material amount of assets of the Company or any of its subsidiaries, (d) any change in the present board of directors or management of the Company, including any plans or proposals to change the number or term of directors or to fill any existing vacancies on the board, (e) any material change in the present capitalization or dividend policy of the Company, (f) any other material change in the Company’s business or corporate structure, including but not limited to, if the Company is a registered closed-end investment company, any plans or proposals to make any changes in its investment policy for which a vote is required by Section 13 of the Investment Company Act of 1940, (g) changes in the Company’s charter, bylaws or instruments corresponding thereto or other actions which may impede the acquisition of control of the Company by any Person, (h) causing a class of securities of the Company to be delisted from a national securities exchange or to cease to be authorized to be quoted in an inter-dealer quotation system of a registered national securities association, (i) a class of equity securities of the Company becoming eligible for termination of registration pursuant  to Section 12(g)(4) of the Act, or (j) any action, intention, plan or arrangement similar to any of those enumerated above; or (iii) request the Company or its directors, officers, employees, agents or representatives to amend or waive any provision of this Section 5.13.

5.14        The Exchange; Amended Notes.

(a)           On the date of the Commitment Closing, the Company shall issue to the Investor one (1) Preferred Share in consideration of and in exchange for each one (1) Original Preferred Share held by the Investor immediately prior to the date of the Commitment Closing, which Preferred Shares shall be validly issued and delivered on behalf of the Company to the Investor on the date of the Commitment Closing and registered in the name of the Investor or its designee.  The Company and the Investor hereby acknowledge and agree, to the fullest extent permitted by law, that as of the date of the Commitment Closing, any accrued and unpaid dividends on such Original Preferred Shares shall, to the fullest extent permitted by law, be deemed cancelled and such amount of accrued and unpaid dividends shall be reflected as accrued and unpaid dividends of the Preferred Shares issued to the Investor as set forth in the Certificate of Designations.  The Investor hereby covenants and agrees to surrender the Original Preferred Shares to the Company promptly following the date of the Commitment Closing, but in no event later than the fifth business day after the date of the Commitment Closing.  Notwithstanding the foregoing, as of the date of the Commitment Closing, the Original Preferred Shares shall be deemed cancelled and null and void. For the avoidance of doubt, the Investor hereby represents that Investor has not sold or otherwise transferred any of the shares of the Company’s issued and outstanding shares of Series A Preferred Stock issued to Investor under the Company’s Series A Certificate of Designations, and that its execution of this Agreement shall constitute Investor’s affirmative approval under such Series A Certificate of Designations for the Company to authorize and create a class of stock ranking pari passu with the Series A Preferred Stock.

(b)           On the date of the Commitment Closing, (i) each of the Company and Investor hereby agree that the Original Notes shall be amended and restated as Amended Notes with an aggregate outstanding principal amount and accrued and unpaid interest of each Original Note equal to an aggregate outstanding principal amount and accrued and unpaid interest of each respective Amended Note, as evidenced by Amended Notes duly executed and delivered on behalf of Holder to the Company on or prior to the date of the Commitment Closing and registered in the name of the Company and (ii) Investor shall cause to be executed and delivered to the Company a Security Agreement in the form attached hereto as Exhibit H with respect to the collateral securing such Amended Notes and any Recourse Notes (as defined in the Warrants) issued from time to time.  The Company hereby covenants and agrees to surrender the Original Notes to Holder promptly following the date of the Commitment Closing, but in no event later than the fifth business day after the date of the Commitment Closing.  Notwithstanding the foregoing, as of the date of the Commitment Closing, the Original Notes shall be deemed cancelled and null and void.

ARTICLE 6
MISCELLANEOUS

6.1          Fees and Expenses.  Except for the $22,500.00 non-refundable document preparation fee previously paid by the Company to counsel for Investor, the receipt of which is hereby acknowledged by Investor, and the $5,000.00 non-refundable administrative fee payable to counsel for Investor at each Tranche Closing, and as may be otherwise provided in this Agreement, each party shall pay the fees and expenses of its own advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of the Transaction Documents.  The Company acknowledges and agrees that Luce Forward solely represents Investor, and does not represent the Company or its interests in connection with the Transaction Documents or the transactions contemplated thereby.  The Company shall pay all stamp and other taxes and duties levied in connection with the sale of the Securities, if any, to Investor by the Company.

6.2          Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of:  (a) the date of transmission, if such notice or communication is delivered via facsimile or electronic mail prior to 5:30 p.m., New York City time, on a Trading Day and an electronic confirmation of delivery is received by the sender, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered later than 5:30 p.m., New York City time, or on a day that is not a Trading Day, (c) three Trading Days following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given.  The addresses for such notices and communications are those set forth following the signature page hereof, or such other address as may be designated in writing hereafter, in the same manner, by such Person.

6.3          Amendments; Waivers.  No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and Investor or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

6.4          Headings.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

6.5          Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.  The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of Investor, which consent will not be unreasonably withheld or delayed.  Investor may not assign any or all of its rights under this Agreement.

6.6          No Third-Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise expressly set forth in Section 5.8 hereof.

6.7          Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.  Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or inconvenient venue for such proceeding.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  The parties hereby waive all rights to a trial by jury.  If either party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses reasonably incurred in connection with the investigation, preparation and prosecution of such action or proceeding.

6.8          Survival.  The representations and warranties and covenants contained herein shall survive the Closing and the delivery, exercise and/or conversion of the Securities, as applicable.

6.9          Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

6.10        Severability.  If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

6.11        Replacement of Securities.  If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested.  The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities.

6.12           Remedies.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of Investor and the Company will be entitled to specific performance under the Transaction Documents.  The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations under the Transaction Documents and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

6.13           Payment Set Aside.  To the extent that the Company makes a payment or payments to Investor pursuant to any Transaction Document or Investor enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

6.14           Liquidated Damages.  The Company’s obligations to pay any partial liquidated damages or other amounts owing under the Transaction Documents is a continuing obligation of the Company and shall not terminate until all unpaid partial liquidated damages and other amounts have been paid notwithstanding the fact that the instrument or security pursuant to which such partial liquidated damages or other amounts are due and payable shall have been canceled.

6.15           Time of the Essence.  Time is of the essence with respect to all provisions of this Agreement that specify a time for performance.

6.16           Construction.  The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments hereto.

6.17           Entire Agreement.  The Transaction Documents contain the entire agreement and understanding of the parties, and supersede all prior and contemporaneous agreements, term sheets, letters, discussions, communications and understandings, both oral and written, which the parties acknowledge have been merged into the Transaction Documents.  Neither party has relied upon any agreement, assurance, promise, understanding or representation not expressly set forth in the Transaction Documents and each party agrees that it may only rely on the agreements, assurances, promises, understandings and representations set forth therein.

6.18           Further Assurances.  From and after the Effective Date, upon the request of Investor or the Company, each of the Company and Investor shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

ADVAXIS, INC.

By:	/s/ Mark J. Rosenblum
Name:	Mark J. Rosenblum
Title:	Chief Financial Officer,
Senior Vice President and Secretary

OPTIMUS LIFE SCIENCES CAPITAL PARTNERS, LLC

By:	/s/ Terren Peizer
Name:	Terren Peizer
Title:	Managing Director

Addresses for Notice

To Company:

Advaxis, Inc.
The Technology Centre of New Jersey
675 Route 1, Suite 119
North Brunswick, NJ 08902
Fax No.: (732) 545-1084
Attention: Thomas A. Moore
Email: moore@advaxis.com

with a copy (which shall not constitute notice) to:

Greenberg Traurig, LLP
The MetLife Building
200 Park Avenue
New York, NY 10166
Attention: Robert H. Cohen, Esq.
Fax No.: (212) 801-6400
Email: cohenr@gtlaw.com

To Investor:

Optimus Life Sciences Capital Partners, LLC
11150 Santa Monica Boulevard, Suite 1500
Los Angeles, CA 90025
Fax No.: (310) 444-5300
Email: info@optimuscg.com

with a copy (which shall not constitute notice) to:

Luce Forward Hamilton & Scripps LLP
601 South Figueroa Street, Suite 3900
Los Angeles, CA 90017
Attention: John C. Kirkland, Esq.
Fax No.: (213) 452-8035
Email: jkirkland@luce.com

Exhibit A

Form of Warrant

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.

Advaxis, Inc.

Warrant To Purchase Common Stock

Warrant No.: 2010-2	Issuance Date: [ ]

Number of Warrant Shares: 40,500,000	Initial Exercise Price: $0.25

Advaxis, Inc., a Delaware corporation (“Company”), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Optimus CG II, Ltd., a Cayman Islands exempted company, the holder hereof, or its designees or assigns (“Holder”), is entitled, subject to the terms set forth below, to purchase from the Company, at the Exercise Price (as defined below) then in effect, upon surrender of this Warrant to Purchase Common Stock (including any Warrants to Purchase Common Stock issued in exchange, transfer or replacement hereof, the “Warrant”), at any time or times during the Exercise Period (as defined below), that number of duly authorized, validly issued, fully paid and non-assessable shares of Common Stock set forth above (the “Warrant Shares”); provided, however, that this Warrant may only be exercised, from time to time, for that number of shares of Common Stock that may be purchased by payment of an Aggregate Exercise Price (as defined below) equal to up to 135% of the cumulative amount of Tranche Purchase Prices under Tranche Notices delivered prior to or on the date of exercise.

This Warrant is issued pursuant to the Preferred Stock Purchase Agreement dated July 19, 2010, by and among the Company and the investor referred to therein (the “Purchase Agreement”).  Except as otherwise defined herein, capitalized terms in this Warrant shall have the meanings set forth in ARTICLE 13 hereof or, if not defined in such ARTICLE 13, in the Purchase Agreement.

This Warrant shall consist of and be exercisable in tranches (each, a “Warrant Tranche”), with a separate tranche being created upon each delivery of a Tranche Notice under the Purchase Agreement.  Each Warrant Tranche will grant to the Holder the right, during the Exercise Period, to exercise the Warrant and purchase up to a number of shares of Common Stock that may be purchased by payment of an Aggregate Exercise Price equal to 135% of the Tranche Purchase Price for the applicable Tranche Notice.  Attached to this Warrant is a schedule (the “Warrant Tranche Schedule”) that sets forth the issuance date, the number of Warrant Shares, and the Exercise Price for each Warrant Tranche.  The Warrant Tranche Schedule shall be updated by the Company, with an updated copy provided to the Holder, promptly following each exercise of this Warrant.  No portion of this Warrant shall vest or be exercisable except under the Warrant Tranches.

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In no event shall the Company be permitted to deliver a Tranche Notice if the number of registered shares underlying this Warrant is insufficient to cover the portion of the Warrant that will vest and become exercisable in connection with such Tranche Notice.

ARTICLE 1
EXERCISE OF WARRANT.

1.1          Mechanics of Exercise.

(a)           On each Tranche Notice Date, that portion of the Warrant equal to 135% of the Tranche Amount shall vest and become exercisable, and such vested portion may be exercised at any time during the Exercise Period on or after such Tranche Notice Date.  Any portion of the Warrant that becomes exercisable in connection with the delivery of the Tranche Notice and is exercised by Holder in accordance with this Section 1.1 shall be deemed exercised (i) on the applicable Tranche Notice Date, if the Company receives the Exercise Delivery Documents from the Holder by 6:30 p.m. Eastern time on the Tranche Notice Date, or (ii) on the next Trading Day, if the Company receives the Exercise Delivery Documents from the Holder after 6:30 p.m. Eastern Time on the applicable Tranche Notice Date or on any subsequent date.

(b)           Subject to the terms and conditions hereof including without limitation clause (a) above, this Warrant may be exercised by the Holder on any day during the Exercise Period, in whole or in part, by (i) delivery of a written notice to the Company, in the form attached hereto as Appendix 1 (the “Exercise Notice”), of the Holder’s election to exercise this Warrant and (ii) payment to the Company of an amount equal to the applicable Exercise Price multiplied by the number of Warrant Shares as to which this Warrant is being exercised (the “Aggregate Exercise Price”) in cash or by wire transfer of immediately available funds, by the issuance and delivery of a recourse promissory note substantially in the form attached hereto as Appendix 2 (each, a “Recourse Note”), or, if applicable, by cashless exercise pursuant to Section 1.4.  The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder.  Execution and delivery of the Exercise Notice with respect to less than all of the Warrant Shares shall have the same effect as cancellation of the original Warrant and issuance of a new Warrant evidencing the right to purchase the remaining number of Warrant Shares.

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(c)           On the same Trading Day on which the Company has received each of the Exercise Notice and the Aggregate Exercise Price (the “Exercise Delivery Documents”) by 10:30 a.m. Eastern time, or the following Trading Day if received after such time or on a non-Trading Day, the Company shall transmit by facsimile an acknowledgment of confirmation of receipt of the Exercise Delivery Documents to the Holder and the Company’s transfer agent (the “Transfer Agent”) and (i) provided that the Transfer Agent is participating in The Depository Trust Company (DTC) Fast Automated Securities Transfer (FAST) Program, upon the request of the Holder, credit such aggregate number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian (DWAC) system, or (ii) if the Transfer Agent is not participating in the DTC FAST Program, issue and deliver to the Holder or, at the Holder’s instruction pursuant to the Exercise Notice, the Holder’s agent or designee, in each case, sent by reputable overnight courier to the address as specified in the applicable Exercise Notice, a certificate, registered in the Company’s share register in the name of the Holder or its designee (as indicated in the applicable Exercise Notice), for the number of Warrant Shares to which the Holder is entitled pursuant to such exercise, which certificate shall not be imprinted with any restrictive legends and no stop transfer order shall be placed against the transfer thereof.  Upon delivery of the Exercise Delivery Documents, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date such Warrant Shares are credited to the Holder’s DTC account or the date of delivery of the certificate(s) evidencing the Warrant Shares (as the case may be).

(d)           If this Warrant is submitted in connection with any exercise pursuant to this Section 1.1 and the number of Warrant Shares represented by this Warrant submitted for exercise is greater than the number of Warrant Shares being acquired upon an exercise, then the Company, upon the request of the Holder, shall as soon as practicable and in no event later than three Trading Days after any exercise and return of the previously issued Warrant, at its own expense issue a new Warrant representing the right to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised. No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but rather the number of shares of Common Stock to be issued shall be rounded up to the nearest whole number. The Company shall pay any and all taxes which may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant.

1.2           Exercise Price.  For purposes of this Warrant, “Exercise Price” means, subject to adjustment as provided herein: (i) until the first Tranche Notice Date, $0.25 per Warrant Share as set forth on the face of this Warrant, and (ii) on and after the first Tranche Notice Date and each subsequent Tranche Notice Date, an amount per Warrant Share equal to the Closing Sale Price of a share of Common Stock on the applicable Tranche Notice Date.

1.3           Number of Shares.  The number of Warrant Shares underlying this Warrant and each Warrant Tranche, subject to further adjustment as provided under Article 2 herein, shall be, with respect to the portion of this Warrant that becomes exercisable on any Tranche Notice Date including the first Tranche Notice Date, a number of shares equal to the Tranche Purchase Price set forth in the applicable Tranche Notice multiplied by 135%, with the resulting sum divided by the Closing Bid Price of a share of Common Stock on the Tranche Notice Date.  For example, if the Tranche Purchase Price is $1,000,000 and the Closing Bid Price is $0.20, then the number of Warrant Shares underlying that Warrant Tranche shall be $1,000,000 x 135% = $1,350,000 divided by $0.20 = 6,750,000 shares of Common Stock.  (In the foregoing example, following issuance of 6,750,000 Warrant Shares, the number of shares underlying this Warrant would be decreased by such 6,750,000 shares.)  On each Tranche Notice Date, the number of Warrant Shares underlying the related Warrant Tranche shall vest and become exercisable, and the aggregate number of Warrant Shares underlying this Warrant that are currently exercisable shall automatically adjust up or down to account for the change in the number of Warrant Shares covered by the new Warrant Tranche and for any Warrant Shares issued upon any prior or simultaneous exercise of this Warrant.

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1.4           Cashless Exercise.  Notwithstanding anything contained herein to the contrary (other than Sections 1.1(a) and 1.1(c) above and 1.6 below), if at any time a registration statement is not effective (or the prospectus contained therein is not available for use) for the resale by the Holder of the Warrant Shares that are the subject of the Exercise Notice (the “Unavailable Warrant Shares”), the Holder may, in its sole discretion, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Aggregate Exercise Price, elect instead to receive upon such exercise the “Net Number” of shares of Common Stock determined according to the following formula (a “Cashless Exercise”):

Net Number = (B-C) x A
                                B

For purposes of the foregoing formula:

A = the total number of shares with respect to which this Warrant is then being exercised.

B = the average of the Closing Sale Prices of the shares of Common Stock (as reported by Bloomberg) for the five (5) consecutive Trading Days ending on the date immediately preceding the date of the Exercise Notice.

C = the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

1.5           Company’s Failure to Timely Deliver Securities.  If the Company shall fail for any reason or for no reason to timely issue to the Holder or its designee a certificate for the number of Warrant Shares to which the Holder is entitled and register such Warrant Shares on the Company’s share register or to credit the Holder’s balance account with DTC for such number of Warrant Shares to which the Holder is entitled upon the Holder’s exercise of this Warrant (as the case may be), then, in addition to all other remedies available to the Holder, the Company shall pay in cash to the Holder on each day that the issuance of such Warrant Shares is not timely effected an amount equal to 1.5% of the product of (A) the sum of the number of Warrant Shares not issued to the Holder on a timely basis and to which the Holder is entitled and (B) the Closing Sale Price of the shares of Common Stock on the Trading Day immediately preceding the last possible date which the Company could have issued such Warrant Shares to the Holder without violating Section 1.1.  In addition to the foregoing, if after the Company’s receipt of the applicable Exercise Delivery Documents the Company shall fail to timely issue to the Holder or its designee a certificate for the number of Warrant Shares to which the Holder is entitled and register such Warrant Shares on the Company’s share register or to credit the Holder’s balance account with DTC for the number of Warrant Shares to which the Holder is entitled upon the Holder’s exercise hereunder (as the case may be), and the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of Warrant Shares issuable upon such exercise that the Holder anticipated receiving from the Company (a “Buy-In”), then the Company shall, within three Trading Days after the Holder’s request and in the Holder’s discretion, either (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate or credit such Holder’s balance account with DTC for the number of Warrant Shares to which the Holder is entitled upon the Holder’s exercise hereunder (as the case may be) and to issue such Warrant Shares shall terminate, or (ii) promptly honor its obligation to deliver to the Holder or its designee a certificate or certificates representing such Warrant Shares or credit such Holder’s balance account with DTC for the number of Warrant Shares to which the Holder is entitled upon the Holder’s exercise hereunder (as the case may be) and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock sold by Holder in satisfaction of its obligations, times (B) the Closing Bid Price on the date of exercise.

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1.6           Exercise Limitation.  Notwithstanding any other provision, at no time may the Holder exercise this Warrant such that the number of Warrant Shares to be received pursuant to such exercise aggregated with all other shares of Common Stock then owned by the Holder beneficially or deemed beneficially owned by the Holder would result in the Holder owning more than 9.99% of all of such Common Stock as would be outstanding on such Exercise Date, as determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.  In addition, as of any date, the aggregate number of shares of Common Stock into which this Warrant is exercisable within 61 days, together with all other shares of Common Stock then beneficially owned (as such term is defined in Rule 13(d) under the Exchange Act) by Holder and its affiliates, shall not exceed 9.99% of the total outstanding shares of Common Stock as of such date.  At no time when the number of Warrant Shares then owned by the Holder, when aggregated with all other shares of Common Stock then owned by the Holder beneficially or deemed beneficially owned by the Holder, would result in the Holder owning more than 1.0% of all outstanding Common Stock will Holder vote or cause to be voted any such shares.

1.7           Restrictions.  For so long as Holder holds this Warrant or any Warrant Shares, Holder will not:  (i) vote any shares of Common Stock owned or controlled by it, solicit any proxies, or seek to advise or influence any Person with respect to any voting securities of the Company; (ii) engage or participate in any actions, plans or proposals which relate to or would result in (a) acquiring additional securities of the Company, alone or together with any other Person, which would result in beneficially owning or controlling, or being deemed to beneficially own or control, more than 9.99% of the total outstanding Common Stock or other voting securities of the Company, (b) an extraordinary corporate transaction, such as a merger, reorganization or liquidation, involving Company or any of its subsidiaries, (c) a sale or transfer of a material amount of assets of the Company or any of its subsidiaries, (d) any change in the present board of directors or management of the Company, including any plans or proposals to change the number or term of directors or to fill any existing vacancies on the board, (e) any material change in the present capitalization or dividend policy of the Company, (f) any other material change in the Company’s business or corporate structure, including but not limited to, if the Company is a registered closed-end investment company, any plans or proposals to make any changes in its investment policy for which a vote is required by Section 13 of the Investment Company Act of 1940, (g) changes in the Company’s charter, bylaws or instruments corresponding thereto or other actions which may impede the acquisition of control of the Company by any Person, (h) causing a class of securities of the Company to be delisted from a national securities exchange or to cease to be authorized to be quoted in an inter-dealer quotation system of a registered national securities association, (i) a class of equity securities of the Company becoming eligible for termination of registration pursuant  to Section 12(g)(4) of the Act, or (j) any action, intention, plan or arrangement similar to any of those enumerated above; or (iii) request the Company or its directors, officers, employees, agents or representatives to amend or waive any provision of this Section 1.7.

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1.8           Disputes.  In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed and resolve such dispute in accordance with Section 12.

1.9           Insufficient Authorized Shares.  If at any time while this Warrant (or any portion thereof) remains outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon exercise of this Warrant at least a number of shares of Common Stock equal to 110% of the number of shares of Common Stock as shall from time to time be necessary to effect the exercise in full of any unexercised portion of this Warrant (the “Required Reserve Amount”) (an “Authorized Share Failure”), then the Company shall immediately take all action necessary to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for the unexercised portion of the Warrant then outstanding.  Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than 90 days after the occurrence of such Authorized Share Failure, the Company shall use commercially reasonable efforts to hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock.  In connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall use its commercially reasonable efforts to solicit its stockholders’ approval of such increase in authorized shares of Common Stock and to cause its board of directors to recommend to the stockholders that they approve such proposal.

1.10           Termination of Warrant.  In the event that the sum of the aggregate Tranche Purchase Price for all Tranche Shares reaches the Maximum Placement under the Stock Purchase Agreement, any portion of this Warrant that remains unvested on such Termination Date shall automatically be cancelled with no further action of the Company or the Holder effective as of such Termination Date.

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ARTICLE 2
ADJUSTMENT UPON SUBDIVISION OR COMBINATION OF COMMON STOCK

If the Company at any time on or after the Issuance Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of Warrant Shares will be proportionately increased.  If the Company at any time on or after the Issuance Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of Warrant Shares will be proportionately decreased.  Any adjustment under this ARTICLE 2 shall become effective at the close of business on the date the subdivision or combination becomes effective.

ARTICLE 3
PURCHASE RIGHTS; FUNDAMENTAL TRANSACTIONS

3.1           Purchase Rights.  In addition to any adjustments pursuant to ARTICLE 2 above, if at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

3.2           Fundamental Transactions.  The Company shall not enter into or be party to a Fundamental Transaction unless the Successor Entity assumes in writing all of the obligations of the Company under this Warrant in accordance with the provisions of this Section 3.2 pursuant to written agreements in form and substance satisfactory to the Required Holders and approved by the Required Holders prior to such Fundamental Transaction, including agreements to deliver to each holder of Warrants in exchange for such Warrants a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant, including, without limitation, an adjusted exercise price equal to the value for the shares of Common Stock reflected by the terms of such Fundamental Transaction, and exercisable for a corresponding number of shares of capital stock equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and satisfactory to the Required Holders.  Upon the occurrence of any Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant with the same effect as if such Successor Entity had been named as the Company herein.  Upon consummation of the Fundamental Transaction, the Successor Entity shall deliver to the Required Holders confirmation that there shall be issued upon exercise of this Warrant at any time after the consummation of the Fundamental Transaction, in lieu of the shares of the Common Stock (or other securities, cash, assets or other property) purchasable upon the exercise of this Warrant prior to such Fundamental Transaction, such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights) which the Required Holders would have been entitled to receive upon the happening of such Fundamental Transaction had this Warrant been converted immediately prior to such Fundamental Transaction, as adjusted in accordance with the provisions of this Warrant.  In addition to and not in substitution for any other rights hereunder, prior to the consummation of any Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a “Corporate Event”), the Company shall make appropriate provision to insure that the Required Holders will thereafter have the right to receive upon an exercise of this Warrant at any time after the consummation of the Fundamental Transaction, in lieu of the shares of the Common Stock (or other securities, cash, assets or other property) purchasable upon the exercise of this Warrant prior to such Fundamental Transaction, such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights) which the Required Holders would have been entitled to receive upon the happening of such Fundamental Transaction had this Warrant been exercised immediately prior to such Fundamental Transaction.  Provision made pursuant to the preceding sentence shall be in a form and substance reasonably satisfactory to the Required Holders.  The provisions of this Section 3.2  shall apply similarly and equally to successive Fundamental Transactions and Corporate Events and shall be applied without regard to any limitations on the exercise of this Warrant.

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3.3           Notwithstanding the foregoing, in the event of a Fundamental Transaction other than one in which the Successor Entity is a Public Successor Entity that assumes this Warrant such that this Warrant shall be exercisable for the publicly traded common stock of such Public Successor Entity, at the request of the Holder delivered before the 90th day after such Fundamental Transaction, the Company (or the Successor Entity) shall purchase this Warrant from the Holder by paying to the Holder, within five (5) Trading Days after such request (or, if later, on the effective date of the Fundamental Transaction), cash in an amount equal to the value of the remaining unexercised portion of this Warrant on the date of such consummation, which value shall be determined by use of the Black Scholes Option Pricing Model using a volatility equal to the 100 day average historical price volatility prior to the date of the public announcement of such Fundamental Transaction.

ARTICLE 4
NONCIRCUMVENTION

The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation, Bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant and take all action as may be required to protect the rights of the Holder.  Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant, and (iii) shall, so long as the Warrant is outstanding, take all action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the exercise of the Warrant, 110% of the number of shares of Common Stock as shall from time to time be necessary to effect the exercise of the unexercised portion of the Warrant then outstanding (without regard to any limitations on exercise).

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ARTICLE 5
WARRANT HOLDER NOT DEEMED A STOCKHOLDER

Except as otherwise specifically provided herein, the Holder, solely in such Person’s capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in such Person’s capacity as the Holder of this Warrant, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which such Person is then entitled to receive upon the due exercise of this Warrant.  In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.  Notwithstanding this ARTICLE 5, the Company shall provide the Holder with copies of the same notices and other information given to the stockholders of the Company generally, contemporaneously with the giving thereof to the stockholders.

ARTICLE 6
REISSUANCE OF WARRANTS; COMPANY CALL RIGHT

6.1          Transfer of Warrant.

(a)           This Warrant and the Warrant Shares constitute “restricted securities” as such term is defined in Rule 144(a)(3) under the Securities Act of 1933, as amended (the “Act”) and may only be disposed of in compliance with U.S. federal securities laws and applicable state securities or “blue sky” laws.  Without limiting the generality of the foregoing, except in connection with a bona fide pledge or transfer to an affiliate of Holder, (i) the Warrant and the Warrant Shares may not be offered for sale, sold, transferred, assigned, pledged or otherwise distributed unless (A) subsequently registered thereunder, (B) Investor shall have delivered to the Company an opinion of counsel reasonably acceptable to the Company (which may be Luce Forward Hamilton & Scripps LLP (“Luce Forward”)), in a form generally acceptable to the Company, to the effect that the Warrant or the Warrant Shares, as applicable, to be offered for sale, sold, transferred, assigned, pledged or otherwise distributed may be offered for sale, sold, transferred, assigned, pledged or otherwise distributed pursuant to an exemption from such registration, or (C) the Warrant or the Warrant Shares, as applicable, can be offered for sale, sold, transferred, assigned, pledged or otherwise distributed pursuant to Rule 144 or Rule 144A promulgated under the Act, as applicable.

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(b)           So long as is required by this Section 6.1, the certificates or other instruments representing the Warrant shall bear any legends as required by applicable state securities or “blue sky” laws, in addition to the restrictive legend set forth on the front page of this Warrant.  The parties acknowledge and agree that the Warrant Shares will be issued without any restrictive legends.

(c)           If this Warrant is to be transferred, in accordance with this Section 6.1, the Holder shall surrender this Warrant to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Warrant, registered as the Holder may request, representing the right to purchase the number of Warrant Shares being transferred by the Holder and, if less then the total number of Warrant Shares then underlying this Warrant is being transferred, a new Warrant to the Holder representing the right to purchase the number of Warrant Shares not being transferred.

6.2           Lost, Stolen or Mutilated Warrant.  Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Holder a new Warrant representing the right to purchase the Warrant Shares then underlying this Warrant.

6.3           Exchangeable for Multiple Warrants.  This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Warrant or Warrants representing in the aggregate the right to purchase the number of Warrant Shares then underlying this Warrant, and each such new Warrant will represent the right to purchase such portion of such Warrant Shares as is designated by the Holder at the time of such surrender; provided, however, that no Warrants for fractional shares of Common Stock shall be given.

6.4           Issuance of New Warrants.  Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant (i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the right to purchase the Warrant Shares then underlying this Warrant (or in the case of a new Warrant being issued pursuant to Section 6.1 or Section 6.3, the Warrant Shares designated by the Holder which, when added to the number of shares of Common Stock underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant Shares then underlying this Warrant), (iii) shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date, and (iv) shall have the same rights and conditions as this Warrant.

6.5           Company Call Right. If a Funding Default occurs and the Holder has not previously exercised this Warrant in full, the Company shall have the right to demand the surrender of this Warrant, or any remaining portion thereof, from the Holder without compensation, and the Holder shall promptly surrender this Warrant, or remaining portion thereof. Following such demand for surrender, this Warrant shall automatically be canceled and shall have no further force or effect.

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ARTICLE 7
NOTICES

Whenever notice is required to be given under this Warrant, unless otherwise provided herein, such notice shall be given in accordance with Section 6.2 of the Purchase Agreement.  The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Warrant, including in reasonable detail a description of such action and the reason therefore.  Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) as soon as practicable upon any adjustment of the Exercise Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least fifteen days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the shares of Common Stock, (B) with respect to any grants, issuances or sales of any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property to holders of shares of Common Stock as such or (C) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder.

ARTICLE 8
AMENDMENT AND WAIVER

Except as otherwise provided herein, the provisions of this Warrant may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Holder; provided that except as provided herein, no such action may increase the exercise price of the Warrant or decrease the number of shares or class of stock obtainable upon exercise of the Warrant without the written consent of the Holder.  No such amendment shall be effective to the extent that it applies to less than all of the holders of the Warrants then outstanding

ARTICLE 9
GOVERNING LAW

This Warrant shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.

ARTICLE 10
CONSTRUCTION; HEADINGS

This Warrant shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any person as the drafter hereof.  The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant.

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ARTICLE 11
DISPUTE RESOLUTION

In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall submit the disputed determinations or arithmetic calculations via facsimile within 2 Trading Days of receipt of the Exercise Notice giving rise to such dispute, as the case may be, to the Holder.  If the Holder and the Company are unable to agree upon such determination or calculation of the Exercise Price or the Warrant Shares within three Trading Days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within 2 Trading Days submit via facsimile (a) the disputed determination of the Exercise Price or arithmetic calculation to an independent, reputable investment bank or independent registered public accounting firm selected by Holder subject to Company’s approval, which may not be unreasonably withheld or delayed, or (b) the disputed arithmetic calculation of the Warrant Shares to the Company’s independent registered public accounting firm.  The Company shall cause at its expense the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than 3 Trading Days from the time it receives the disputed determinations or calculations.  Such investment bank’s or accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

ARTICLE 12
REMEDIES, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF

The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder right to pursue actual damages for any failure by the Company to comply with the terms of this Warrant.  The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate.  The Company therefore agrees that, in the event of any such breach or threatened breach, the holder of this Warrant shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

ARTICLE 13
DEFINITIONS

For purposes of this Warrant, the following terms shall have the following meanings:

13.1           “Bloomberg” means Bloomberg Financial Markets.

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13.2           “Closing Bid Price” and “Closing Sale Price” means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Trading Market, as reported by Bloomberg, or, if the Trading Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price or last trade price, respectively, of such security prior to 4:00 p.m., Eastern time, as reported by Bloomberg, or, if the Trading Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.).  If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price, as the case may be, of such security on such date shall be the fair market value as mutually determined by the Company and the Holder.  If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to ARTICLE 11.  All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

13.3           “Common Stock” means (i) the Company’s shares of Common Stock, par value $0.001 per share, and (ii) any share capital into which such Common Stock shall have been changed or any share capital resulting from a reclassification of such Common Stock.

13.4           “Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for shares of Common Stock.

13.5           “Exercise Period” means that period beginning on the Trading Day immediately following the effective date of the Registration Statement (or, in the case of a cashless exercise pursuant to Section 1.4 hereof, the first date on which Warrant Shares are eligible for resale without limitation under Rule 144) and continuing until the earlier of (i) 11:59 p.m., Eastern time, on the third (3rd) anniversary of the effective date of the Registration Statement, or (ii) a Funding Default; provided, however, that the Exercise Period shall be suspended for any period during which either (A) the effectiveness of the Registration Statement lapses for any reason (including, without limitation, the issuance of a stop order by the SEC) or the Registration Statement or prospectus included therein is otherwise unavailable for the resale of Warrant Shares, or (B) Warrant Shares are not eligible for resale without limitation under Rule 144 under the Securities Act (it being understood that the Holder shall not be permitted to exercise all or any portion of this Warrant during any such suspension period).

13.6           “Fundamental Transaction” means that the (A) Company shall, directly or indirectly, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Person or Persons, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company to another Person, or (iii) allow another Person to make a purchase, tender or exchange offer that is accepted by the holders of more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), (iv) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than the 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock purchase agreement or other business combination), or (v) reorganize, recapitalize or reclassify its Common Stock, or (B) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% of the aggregate Common Stock of the Company, other than persons or groups who exceed such ownership level as of the date of issuance of this Warrant.

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13.7           “Funding Default” means a failure by Investor to accept a Tranche Notice delivered by the Company, provided such Tranche Notice was delivered in accordance with the terms and conditions of the Purchase Agreement (including the timely and full satisfaction of the conditions to the obligation of Investor to accept a Tranche Notice set forth in Section 2.3(c) of the Purchase Agreement), and to acquire and pay for the Preferred Shares in accordance therewith upon delivery of such Preferred Shares to the Investor in accordance with the terms of the Purchase Agreement (and the timely delivery by the Company of the other Required Tranche Deliveries required to be delivered by it and the timely and full satisfaction by the Company of all other conditions for the Tranche Closing required to be satisfied by it as set forth in Sections 2.3(d) and (e) of the Purchase Agreement).

13.8           “Investor” means Optimus Capital Partners, LLC, a Delaware limited liability company, dba Optimus Life Sciences Capital Partners, LLC (including its designees, successors and assigns).

13.9           “Maximum Placement” means $7,500,000.00.

13.10         “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

13.11         “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on a Trading Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

13.12         “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

13.13         “Preferred Shares” means shares of Series B Preferred Stock of the Company provided for in the Certificate of Designations, to be issued to Investor pursuant to the Purchase Agreement.

13.14         “Purchase Agreement” means the Preferred Stock Purchase Agreement dated July 19, 2010, by and among the Company and the investors referred to therein.

13.15         “Registration Statement” means a registration statement registering for resale the Warrant Shares, and except where the context otherwise requires, means the registration statement, as amended, including (i) all documents filed as a part thereof and (ii) any information contained in a prospectus filed with the Securities and Exchange Commission in connection with such registration statement, to the extent such information is deemed under the Act to be part of the registration statement.

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13.16         “Required Holders” means the Holders of the Warrants representing at least a majority of shares of Warrant Shares underlying the Warrants then outstanding.

13.17         “Trading Market” means the OTC Bulletin Board, the NASDAQ Capital Market, the NASDAQ Global Market, the NASDAQ Global Select Market, the NYSE Amex, or the New York Stock Exchange, whichever is at the time the principal trading exchange or market for the Common Stock.

13.18         “Public Successor Entity” means a Successor Entity that is a publicly traded corporation whose stock is quoted or listed for trading on a Trading Market.

13.19         “Successor Entity” means the Person (or, if so elected by the Required Holders, the Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or the Person (or, if so elected by the Required Holders, the Parent Entity) with which such Fundamental Transaction shall have been entered into.

13.20         “Trading Day” means any day on which the Common Stock is traded on a Trading Market; provided that it shall not include any day on which the Common Stock (a) is suspended from trading, or (b) is scheduled to trade on such exchange or market for less than 5 hours.

13.21         “Tranche Closing” has the meaning set forth in the Purchase Agreement.

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IN WITNESS WHEREOF, the Company has caused this Warrant to Purchase Common Stock to be duly executed as of the Issuance Date set out above.

ADVAXIS, INC.

By:
Name:
Title:

By:
Name:
Title:

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APPENDIX 1

EXERCISE NOTICE

ADVAXIS, INC.

The undersigned hereby exercises the right to purchase ________________ shares of Common Stock (“Warrant Shares”) of Advaxis, Inc., a Delaware corporation (“Company”), evidenced by the attached Warrant to Purchase Common Stock (“Warrant”).  Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.  The Holder intends that payment of the Exercise Price shall be made as:

___      Cash Exercise with respect to ____________ Warrant Shares having an exercise price of $______ per share ___

___      Cashless Exercise with respect to ____________ Warrant Shares having an exercise price of $______ per share ___

___      Recourse Note Exercise with respect to ____________ Warrant Shares having an exercise price of $______ per share

Please issue:

___      A certificate or certificates representing said shares of Common Stock in the name specified below

___      Said shares in electronic form to the Deposit/Withdrawal at Custodian (DWAC) account with Depository Trust Company (DTC) specified below.

HOLDER NAME:

By:
Name:
Title:

ACKNOWLEDGMENT

The Company hereby acknowledges the foregoing Exercise Notice and hereby directs [__________________] to issue the above indicated number of shares of Common Stock as specified above, in accordance with the Transfer Agent Instructions dated [__________________] from the Company, and acknowledged and agreed to by the transfer agent.

ADVAXIS, INC.

By:
Name:
Title:

APPENDIX 2

FORM OF NOTE

SECURED PROMISSORY NOTE

$[_____________]	Date: [________], 20[__]

FOR VALUE RECEIVED, Optimus CG II, Ltd. (“Borrower”) promises to pay to the order of Advaxis, Inc. (“Lender”), at [________], or at such other place as Lender may from time to time designate in writing, the principal sum of $[________], with interest, as follows:

1.           Purpose; Defined Terms.  This Secured Promissory Note (the “Note”) is a full recourse secured promissory note being issued and delivered by Borrower to Lender pursuant to the terms of (i) that certain Preferred Stock Purchase Agreement dated as of July 19, 2010 (the “Purchase Agreement”), by and between Investor and Lender and (ii) that certain Warrant issued by Lender to Borrower, dated [           ] (the “Warrant”), as good and valuable consideration and payment in full of the exercise price payable upon exercise of the Warrant.  On or prior to the date hereof, Borrower has executed and delivered to Lender a Security Agreement (the “Security Agreement”) in the form attached to the Purchase Agreement as Exhibit H thereto, which remains in full force and effect as of the date hereof.  Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.

2.           Interest.  The principal balance outstanding, from time to time, shall bear interest from and after the date hereof at the rate of 2.0% per year.  Interest shall be calculated on a simple interest basis and the number of days elapsed during the period for which interest is being calculated.  Interest not paid when due shall be added to the principal.

3.           Payments.  If not sooner paid, the entire unpaid principal balance, interest thereon and any other charges due and payable under this Note shall be due and payable on the fourth anniversary of the date of this Note (“Maturity Date”); provided, however, that in no event shall this Note be due or payable at any time that (a) Lender is in default of any preferred stock purchase agreement for Series B Preferred Stock or any Warrant issued pursuant thereto, or any loan agreement or other material agreement, or (b) there are any shares of Series B Preferred Stock of Lender issued or outstanding.  Borrower shall have the right to prepay all or any part of the principal balance of this Note at any time without penalty or premium.  In the event that Lender redeems all or a portion of any shares of Series B Preferred Stock then held by Borrower, Borrower shall apply, and Lender may offset, the proceeds of any such redemption to pay down the accrued interest and outstanding principal of this Note.  All payments shall be first be applied to interest, then to reduce the outstanding principal.

4.           Full Recourse Note.  THIS IS A FULL RECOURSE PROMISSORY NOTE.  Accordingly, notwithstanding that Borrower’s obligations under this Note are secured by the Note Collateral (as defined in the Security Agreement), in the event of a material Default (as defined below) hereunder, Lender shall have full recourse to all the other assets of Borrower.  Moreover, Lender shall not be required to proceed against or exhaust any Note Collateral, or to pursue any Note Collateral in any particular order, before Lender pursues any other remedies against Borrower or against any of Borrower’s assets.

5.           Default.  Any one or more of the following shall constitute a “default” under this Note (each, a “Default”):  (i) a default in the payment when due of any amount hereunder, (ii) Borrower’s refusal to perform any material term, provision or covenant under this Note, (iii) the commencement of any liquidation, receivership, bankruptcy, assignment for the benefit of creditors or other debtor-relief proceeding by or against Borrower, or subject to Sections 2 and 3 of the Security Agreement, Note Collateral is transferred by Borrower without being replaced by Pledged Securities (as defined in the Security Agreement) of equal or greater fair market value on the date of transfer, and (iv) the levying of any attachment, execution or other process against Borrower, or subject to Sections 2 and 3 of the Security Agreement, the Note Collateral or any material portion thereof.

6.           Default Rights.

a.          Upon the occurrence of any payment Default Lender may, at its election, declare the entire balance of principal and interest under this Note immediately due and payable.  A delay by Lender in exercising any right of acceleration after a Default shall not constitute a waiver of the Default or the right of acceleration or any other right or remedy for such Default.  The failure by Lender to exercise any right of acceleration as a result of a Default shall not constitute a waiver of the right of acceleration or any other right or remedy with respect to any other Default, whenever occurring.

b.          Further, upon the occurrence of any material non-monetary Default, following 30 days notice from Lender to Borrower specifying the Default and demanded manner of cure for such non-monetary Default, Lender shall thereupon and thereafter have any and all of the rights and remedies to which a secured party is entitled after a Default under the applicable Uniform Commercial Code, as then in effect.  In addition to its other rights and remedies, Borrower agrees that upon the occurrence of a Default, Lender may take any and all actions with respect to the Note Collateral as permitted under the Security Agreement.

c.          The rights, privileges, powers and remedies of Lender shall be cumulative, and no single or partial exercise of any of them shall preclude the further or other exercise of any of them.  Any waiver, permit, consent or approval of any kind by Lender of any Default hereunder, or any such waiver of any provisions or conditions hereof, must be in writing and shall be effective only to the extent set forth in writing.

7.           Security.  This Note is secured to the extent and in the manner set forth in the Security Agreement.

8.           Additional Terms.

a.          No Waiver.  The acceptance by Lender of payment of a portion of any installment when due or an entire installment but after it is due shall neither cure nor excuse the Default caused by the failure of Borrower timely to pay the whole of such installment and shall not constitute a waiver of Lender’s right to require full payment when due of any future or succeeding installments.

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b.          No Oral Waivers or Modifications.  No provision of this Note may be waived or modified orally, but only in a writing signed by Lender and Borrower.

c.          Attorney Fees.  The prevailing party in any action by Lender to collect any amounts due under this Note shall be entitled to recover its reasonable attorneys fees and costs.

d.          Governing Law.  This Note has been executed and delivered in, and is to be construed, enforced, and governed according to the internal laws of, the State of New York without regard to its principles of conflict of laws.

e.          Severability.  Whenever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law.  However, if any provision of this Note shall be held to be prohibited by or invalid under applicable law, it shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of that provision or the other provisions of this Note.

f.          Currency.  Principal and interest due hereunder shall be payable in lawful money of the United States of America and shall be payable to Lender at the address of Borrower, or at such other address as may be specified in a written notice to Borrower given by Lender.

g.          Weekend; Holidays.    If any payment on this Note shall become due on a Saturday, Sunday or a bank or legal holiday in the United States of America , such payment shall be made on the next succeeding business day in the United States of America.

h.          Usury.  If interest payable under this Note is in excess of the maximum permitted by law, the interest chargeable hereunder shall be reduced to the maximum amount permitted by law and any excess over the maximum amount permitted by law shall be credited to the principal balance of this Note and applied to the same and not to the payment of interest.

i.          Entire Agreement.  This Note, the Warrant, the Security Agreement, the Purchase Agreement and the other Transaction Documents contain the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters.

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By:
Name:
Title:

4

Exhibit B

Certificate of Designations

Exhibit C

Transfer Agent Instructions

[___________], 2010

Re:  Advaxis, Inc Ladies and Gentlemen:

In accordance with the Preferred Stock Purchase Agreement (“Purchase Agreement”), dated July 19, 2010, by and between Advaxis, Inc., a Delaware corporation (“Company”), and Optimus Life Sciences Capital Partners, LLC, a Delaware limited liability company (“Buyer”), pursuant to which the Company has issued and delivered a warrant (“Warrant”) to purchase shares (“Warrant Shares”) of the Company’s common stock, par value $0.001 per share (“Common Stock”), this shall serve as our irrevocable authorization and direction to you (provided that you are the transfer agent of the Company at such time), in the event the holder of the Warrant elects or has elected to exercise all or any portion of the Warrant in accordance with the terms and conditions of the Warrant, from time to time, upon surrender to you of a notice of exercise of the Warrant, to issue the Warrant Shares. Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Purchase Agreement.

Specifically, this shall constitute an irrevocable instruction to you to process any notice of exercise of the Warrant that has been properly made in accordance with the terms and conditions of the Warrant and in accordance with the terms of these instructions as soon as practicable.

Upon your receipt of a notice of exercise of the Warrant, provided that (i) you receive written confirmation from the Company’s legal counsel that either (a) a registration statement covering the resale of the Warrant Shares has been declared effective by the Securities and Exchange Commission (“SEC”) under the Securities Act of 1933, as amended (the “Act”), and that to such counsel’s knowledge, no stop transfer order suspending its effectiveness has been issued or that any proceedings therefor are pending before or threatened by the SEC or (b) the Warrant Shares may be resold without restriction under Rule 144 under the Act and (ii) you are participating in The Depository Trust Company (DTC) Fast Automated Securities Transfer (FAST) Program, then, you shall use your commercially reasonable efforts to, on the same trading day of receipt thereof, credit the number of shares of Common Stock for which the Warrant has been exercised to the balance account with DTC’s FAST Program through its Deposit/Withdrawal at Custodian (DWAC) system specified by the holder of the Warrant. The Company hereby confirms that, provided a registration statement covering the resale of the Warrant Shares has been declared effective by the SEC under the Act and remains effective, the Warrant Shares should not be subject to any stop-transfer restrictions and shall otherwise be freely transferable on the books and records of the Company.

If, upon your receipt of a notice of exercise of the Warrant, either (i) you do not receive written confirmation from the Company’s legal counsel referred to in the immediately preceding sentence (or we otherwise notify you in writing that the prospectus contained therein is not current or is otherwise not available for use for the resale by the holder of the Warrant Shares) or (ii) you are not participating in the DTC FAST Program, then, you shall use your commercially reasonable efforts to issue on the same trading day of receipt thereof and deliver to the holder of the Warrant or, at the instruction of the holder of the Warrant, the Warrant holder’s agent or designee, in each case, by reputable overnight courier to the address as specified in the applicable notice of exercise, a certificate, registered in the Company’s share register in the name of the Warrant holder or its designee (as indicated in the applicable notice of exercise), for the number of shares of Common Stock for which the Warrant has been exercised, which certificate (A) in the case of clause (ii) of this paragraph, shall not be imprinted with any restrictive legends and no stop transfer order shall be placed against the transfer thereof and (B) in the case of clause (i) of this paragraph, shall be imprinted with the following restrictive legend (in addition to any restrictive legend(s) required by applicable state securities or “blue sky” laws), and a stop transfer order shall be placed against transfer thereof:

NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THESE SECURITIES AND THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

The Company hereby confirms that no instructions other than as contemplated herein will be given to you by the Company with respect to the Warrant Shares. The Company hereby agrees that it shall not replace you as the Company’s transfer agent, until such time as the Company provides written notice to you and Buyer that a suitable replacement has agreed to serve as transfer agent and to be bound by the terms and conditions of these Irrevocable Transfer Agent Instructions.

The Company and you hereby acknowledge and confirm that complying with the terms of this agreement does not and shall not prohibit you from satisfying any and all fiduciary responsibilities and duties you may owe to the Company.

The Company and you acknowledge that the Buyer is relying on the representations and covenants made by the Company and you hereunder and are a material inducement to the Buyer to enter into the Purchase Agreement. The Company and you further acknowledge that without such representations and covenants made hereunder, the Buyer would not enter into the Purchase Agreement and purchase Securities pursuant thereto.

Each party hereto specifically acknowledges and agrees that a breach or threatened breach of any provision hereof will cause irreparable damage and that damages at law would be an inadequate remedy if these Irrevocable Transfer Agent Instructions were not specifically enforced.  Therefore, in the event of a breach or threatened breach by a party hereto, including, without limitation, the attempted termination of the agency relationship created by this instrument, in addition to all other rights or remedies, an injunction restraining such breach and granting specific performance of the provisions of these Irrevocable Transfer Agent Instructions should issue without any requirement to show any actual damage or to post any bond or other security.

IN WITNESS WHEREOF, the parties have caused this letter agreement regarding Irrevocable Transfer Agent Instructions to be duly executed and delivered as of the date first written above.

ADVAXIS, INC.

By:
Name:
Title:

THE FOREGOING INSTRUCTIONS ARE ACKNOWLEDGED AND AGREED TO:

By:
Name:
Title:

Exhibit D

Lock-Up Agreement

[___________], 2010

Optimus Life Sciences Capital Partners, LLC
11150 Santa Monica Boulevard, Suite 1500
Los Angeles, CA 90025

Ladies and Gentlemen:

This Lock-Up Agreement is being delivered to you in connection with the Preferred Stock Purchase Agreement dated as of July 19, 2010 (“Purchase Agreement”) and entered into by and among Advaxis, Inc., a Delaware  corporation (the “Company”), and Optimus Life Sciences Capital Partners, LLC, a Delaware limited liability company (“Investor”), with respect to the purchase without registration under the Securities Act of 1933, as amended (the “Act”), in reliance on Section 4(2) of the Act and Rule 506 of Regulation D promulgated thereunder, of shares of the Company’s Series B Preferred Stock and related Securities.  Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Purchase Agreement.

In order to induce Investor to enter into the Purchase Agreement, the undersigned agrees that, for a period of ten Trading Days beginning on each date the Company delivers a Tranche Notice to Investor (the “Tranche Notice Date”) and ending on the Tranche Closing Date pursuant to the terms of the Purchase Agreement (the “Lock-up Period”), the undersigned will not, without the prior written consent of Investor, (a) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder (the “Exchange Act”) with respect to, any Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or warrants or other rights to purchase Common Stock or any such securities, or any securities substantially similar to the Common Stock, (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or any such securities, or warrants or other rights to purchase Common Stock, whether any such transaction is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (c) publicly announce an intention to effect any transaction specified in clause (a) or (b).

The foregoing sentence shall not apply to (a) bona fide gifts, provided the recipient thereof agrees in writing to be bound by the terms of this Lock-Up Agreement, (b) dispositions to any trust for the direct or indirect benefit of the undersigned and/or the immediate family of the undersigned, provided that such trust agrees in writing to be bound by the terms of this Lock-Up Agreement, (c) sales made pursuant to any written sales plans established prior to the date of this Lock-Up Agreement in conformity with the requirements of Rule 10b5-1(c) promulgated under the Exchange Act or (d) exercise of options for Common Stock and the disposition (whether by sale, gift or otherwise) of Common Stock underlying such options.  Notwithstanding subsection (a) above, the undersigned may make a bona fide gift of up to 10,000 shares of Common Stock to a charity or other non-profit entity and such charity or entity shall not be required to be bound by the terms of this Lock-Up Agreement; provided, however, that in the event the undersigned exercises options during the Lock-Up Period, the undersigned may not, during the Lock-Up Period, dispose of the number of shares of Common Stock underlying such exercised options equal to the number of shares of Common Stock gifted by the undersigned pursuant to this sentence during the Lock-Up Period.  For purposes of this paragraph, “immediate family” shall mean the undersigned and the spouse, any lineal descendent, father, mother, brother or sister of the undersigned.

The Company agrees to provide the undersigned with notice that the Company has delivered a Tranche Notice to Investor prior to, or simultaneous with, its delivery of the Tranche Notice to Investor.  Such notice shall provide the undersigned with the Tranche Notice Date and clearly indicate the beginning of the Lock-up Period.

Upon the termination of the Purchase Agreement, this Lock-Up Agreement shall be terminated and the undersigned shall be released from its obligations hereunder.

Sincerely,

Stockholder

Acknowledged and Agreed:

Advaxis, Inc.

By:
Name:
Title:

Exhibit E

Opinion

Exhibit F

Tranche Notice

Dated: [________], 20[__]

Optimus Life Sciences Capital Partners, LLC
11150 Santa Monica Boulevard, Suite 1500
Los Angeles, CA 90025

Re:           Tranche Notice Ladies & Gentlemen:

Pursuant to the July 19, 2010 Preferred Stock Purchase Agreement (“Agreement”) between Advaxis, Inc., a Delaware corporation (“Company”), and Optimus Life Sciences Capital Partners, LLC (“Investor”), Company hereby elects to exercise a Tranche.  Capitalized terms not otherwise defined herein shall have the meanings defined in the Agreement.

At the Tranche Closing, Company will sell to Investor [___________] Preferred Shares at $10,000.00 per share for a Tranche Amount of $[___________].

On behalf of Company, the undersigned hereby certifies to Investor as follows:

1.           The undersigned is a duly authorized officer of Company;

2.           The above Tranche Amount does not exceed the Maximum Tranche Amount; and

3.           All of the conditions precedent to the right of the Company to deliver a Tranche Notice set forth in Section 2.3(d) of the Agreement have been satisfied.

IN WITNESS WHEREOF, the Company has executed and delivered this Tranche Notice as of the date first written above.

ADVAXIS, INC.

By:
Name:
Title:

Exhibit G

Form of Amended and Restated Promissory Note

FORM OF AMENDED AND RESTATED

SECURED PROMISSORY NOTE

$[_____________]	Date: [________], 2010

FOR VALUE RECEIVED, Optimus CG II, Ltd. (“Borrower”) promises to pay to the order of Advaxis, Inc. (“Lender”), at 675 Route 1, Suite 119, North Brunswick, NJ 08902, or at such other place as Lender may from time to time designate in writing, the principal sum of $[________], with interest, as follows:

1.           Purpose; Defined Terms.  This Amended and Restated Secured Promissory Note (the “Note”) amends and restates in its entirety the Secured Promissory Note dated [      ], 2010 (the “Original Issue Date”) in principal amount of $[               ], including all accrued and unpaid interest thereon.  This Note is a full recourse secured promissory note being issued and delivered by Borrower to Lender pursuant to the terms of (i) that certain Preferred Stock Purchase Agreement dated as of September 24, 2009 (the “Purchase Agreement”), by and between Investor and Lender and (ii) that certain Warrant issued by Lender to Borrower, dated September 24, 2009 (the “Warrant”), as good and valuable consideration and payment in full of the exercise price payable upon exercise of the Warrant.  On or prior to the date hereof, Borrower has executed and delivered to Lender a Security Agreement (the “Security Agreement”) in the form attached as Exhibit H to the Preferred Stock Purchase Agreement dated July 19, 2010 (the “Additional Purchase Agreement”), which remains in full force and effect as of the date hereof.  Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.

2.           Interest.  The principal balance outstanding, from time to time, shall bear interest from and after the Original Issue Date at the rate of 2.0% per year.  Interest shall be calculated on a simple interest basis and the number of days elapsed during the period for which interest is being calculated.  Interest not paid when due shall be added to the principal.

3.           Payments.  If not sooner paid, the entire unpaid principal balance, interest thereon and any other charges due and payable under this Note shall be due and payable on the fourth anniversary of the Original Issue Date (“Maturity Date”); provided, however, that in no event shall this Note be due or payable at any time that (a) Lender is in default of the Purchase Agreement or any Warrant issued pursuant thereto, or any loan agreement or other material agreement, or (b) there are any shares of Series B Preferred Stock of Lender, par value $0.001 per share (“Series B Preferred Stock”) that were issued under the Additional Purchase Agreement in exchange for Series A Preferred Stock initially issued under the Purchase Agreement issued or outstanding.  Borrower shall have the right to prepay all or any part of the principal balance of this Note at any time without penalty or premium.  In the event that Lender redeems all or a portion of any shares of Series B Preferred Stock then held by Borrower, Borrower shall apply, and Lender may offset, the proceeds of any such redemption to pay down the accrued interest and outstanding principal of this Note.  All payments shall be first be applied to interest, then to reduce the outstanding principal.

4.           Full Recourse Note.  THIS IS A FULL RECOURSE PROMISSORY NOTE.  Accordingly, notwithstanding that Borrower’s obligations under this Note are secured by the Note Collateral (as defined in the Security Agreement), in the event of a material Default (as defined below) hereunder, Lender shall have full recourse to all the other assets of Borrower.  Moreover, Lender shall not be required to proceed against or exhaust any Note Collateral, or to pursue any Note Collateral in any particular order, before Lender pursues any other remedies against Borrower or against any of Borrower’s assets.

5.           Default.  Any one or more of the following shall constitute a “default” under this Note (each, a “Default”):  (i) a default in the payment when due of any amount hereunder, (ii) Borrower’s refusal to perform any material term, provision or covenant under this Note, (iii) the commencement of any liquidation, receivership, bankruptcy, assignment for the benefit of creditors or other debtor-relief proceeding by or against Borrower, or subject to Sections 2 and 3 of the Security Agreement, Note Collateral is transferred by Borrower without being replaced by Pledged Securities (as defined in the Security Agreement) of equal or greater fair market value on the date of transfer, and (iv) the levying of any attachment, execution or other process against Borrower, or subject to Sections 2 and 3 of the Security Agreement, the Note Collateral or any material portion thereof.

6.           Default Rights.

a.          Upon the occurrence of any payment Default Lender may, at its election, declare the entire balance of principal and interest under this Note immediately due and payable.  A delay by Lender in exercising any right of acceleration after a Default shall not constitute a waiver of the Default or the right of acceleration or any other right or remedy for such Default.  The failure by Lender to exercise any right of acceleration as a result of a Default shall not constitute a waiver of the right of acceleration or any other right or remedy with respect to any other Default, whenever occurring.

b.          Further, upon the occurrence of any material non-monetary Default, following 30 days notice from Lender to Borrower specifying the Default and demanded manner of cure for such non-monetary Default, Lender shall thereupon and thereafter have any and all of the rights and remedies to which a secured party is entitled after a Default under the applicable Uniform Commercial Code, as then in effect.  In addition to its other rights and remedies, Borrower agrees that upon the occurrence of a Default, Lender may take any and all actions with respect to the Note Collateral as permitted under the Security Agreement.

c.          The rights, privileges, powers and remedies of Lender shall be cumulative, and no single or partial exercise of any of them shall preclude the further or other exercise of any of them.  Any waiver, permit, consent or approval of any kind by Lender of any Default hereunder, or any such waiver of any provisions or conditions hereof, must be in writing and shall be effective only to the extent set forth in writing.

7.           Security.  This Note is secured to the extent and in the manner set forth in the Security Agreement.

8.           Additional Terms.

a.          No Waiver.  The acceptance by Lender of payment of a portion of any installment when due or an entire installment but after it is due shall neither cure nor excuse the Default caused by the failure of Borrower timely to pay the whole of such installment and shall not constitute a waiver of Lender’s right to require full payment when due of any future or succeeding installments.

b.          No Oral Waivers or Modifications.  No provision of this Note may be waived or modified orally, but only in a writing signed by Lender and Borrower.

c.          Attorney Fees.  The prevailing party in any action by Lender to collect any amounts due under this Note shall be entitled to recover its reasonable attorneys fees and costs.

d.          Governing Law.  This Note has been executed and delivered in, and is to be construed, enforced, and governed according to the internal laws of, the State of New York without regard to its principles of conflict of laws.

e.          Severability.  Whenever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law.  However, if any provision of this Note shall be held to be prohibited by or invalid under applicable law, it shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of that provision or the other provisions of this Note.

f.          Currency.  Principal and interest due hereunder shall be payable in lawful money of the United States of America and shall be payable to Lender at the address of Borrower, or at such other address as may be specified in a written notice to Borrower given by Lender.

g.          Weekend; Holidays.  If any payment on this Note shall become due on a Saturday, Sunday or a bank or legal holiday in the United States of America , such payment shall be made on the next succeeding business day in the United States of America.

h.          Usury.  If interest payable under this Note is in excess of the maximum permitted by law, the interest chargeable hereunder shall be reduced to the maximum amount permitted by law and any excess over the maximum amount permitted by law shall be credited to the principal balance of this Note and applied to the same and not to the payment of interest.

i.          Entire Agreement.  This Note, the Warrant, the Security Agreement, the Purchase Agreement and the other Transaction Documents contain the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters.

By:
Name:
Title:

Exhibit H

Form of Security Agreement

Exhibit H
SECURITY AGREEMENT

SECURITY AGREEMENT, dated as of [            ] (“Agreement”), by and between Optimus CG II, Ltd. (“Borrower”), and Advaxis, Inc., a Delaware corporation (“Lender”).

WHEREAS, Lender and an affiliate of Borrower have entered into that certain Preferred Stock Purchase Agreement dated as of September 24, 2009 (the “Initial Purchase Agreement”) pursuant to which Lender issued to Borrower a warrant (the “Initial Warrants”) to purchase up to 33,750,000 shares of common stock, $0.001 par value, of Lender (the “Common Stock”);

WHEREAS, on January 5, 2010, March 15, 2010 and May 4, 2010, Borrower issued certain secured promissory notes in favor of Lender (as amended from time to time, the “Initial Notes”) in lieu of the cash payment of the exercise price of the Initial Warrants beneficially owned by Borrower;

WHEREAS, Lender has issued to Borrower a warrant (the “Tranche Closing Warrants”) to purchase up to 2,818,000 shares of Common Stock which provide that Borrower may issue a secured promissory note (the “Tranche Closing Note”) in lieu of the cash payment of the exercise price of the Tranche Closing Warrants;

WHEREAS, Lender and an affiliate of Borrower have entered into that certain Preferred Stock Purchase Agreement dated as of July 19, 2010 (the “Additional Purchase Agreement”, and together with the Initial Purchase Agreement, the “Purchase Agreements”) pursuant to which Lender agreed to issue to Borrower a warrant to purchase up to 40,500,000 shares of Common Stock (the “Additional Warrants”, and together with the Initial Warrants and the Tranche Closing Warrants, the “Warrants”);

WHEREAS, to the extent elected by Borrower, in its sole discretion, Lender has agreed to accept one or more secured promissory notes, in the form attached as Appendix 2 to the Additional Warrants (collectively, the “Additional Notes”, and together with the Initial Notes and the Tranche Closing Note, the “Notes”) in lieu of the cash payment of the exercise price of any of the Additional Warrants;

WHEREAS, in connection with the amendment and restatement of the Initial Notes in accordance with the terms and conditions of the Additional Purchase Agreement, Borrower must concurrently execute and deliver to Lender a security agreement in substantially the form hereof; and

WHEREAS, this Agreement amends and restates the grant of security interests in favor of Lender by Borrower provided in the Initial Notes and, upon issuance of any Additional Notes or the Tranche Closing Note, further grants security interests with respect to such Additional Notes  and Tranche Closing Note in favor of Lender, in each case as herein provided.

NOW, THEREFORE, in consideration of the promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.           Grant of Security Interest.  Borrower hereby amends and restates the grant of security interests provided in the Initial Notes as provided herein.  Borrower hereby grants to Lender, to secure the payment and performance in full of any indebtedness arising pursuant to the Notes outstanding from time to time (the “Obligations”), a security interest in and so pledges all of Borrower’s right, title, and interest in and to all of the following (subject to Sections 2 and 3 below), now owned or hereafter acquired or arising (together the “Collateral” and, with respect to the portion of the Collateral that secures any given Note, the “Note Collateral”):

(a)           Publicly traded or otherwise free-trading shares of common stock, preferred stock, bonds, notes and/or debentures (collectively, “Pledged Securities”) with a fair market value both on the date hereof and on the date of issuance of each Note at least equal to the principal amount of the Notes then outstanding, based upon the trading price of such securities on (i) the Pink Sheets or the OTC Bulletin Board, if applicable or (ii) otherwise, the fair market value of such Pledged Securities as reasonably set forth on the books and records of Borrower;

(b)           all rights of Borrower with respect to or arising out of the Pledged Securities, including voting rights, and all equity and debt securities and other property distributed or distributable with respect thereto as a result of merger, consolidation, dissolution, reorganization, recapitalization, stock split, stock dividend, reclassification, exchange, redemption, or other change in capital structure; and

(c)           all proceeds, replacements, substitutions, accessions and increases in any of the Collateral.

2.           Margin Regulations.  Notwithstanding the foregoing, no Pledged Securities or other Collateral shall consist of “Margin Stock” (as defined in Regulation U of the Board of Governors of the Federal Reserve System of the United States).

3.           Replacement Securities.  So long as any Obligations remain outstanding, in the event that Borrower sells or disposes of any Pledged Securities or to the extent any securities or other assets that were Collateral hereunder cease to be Collateral pursuant to Section 2 above, Borrower shall promptly provide replacement securities of equal or greater fair market value.

4.           Rights With Respect to Distributions.  So long as no Default (as defined in Section 9 below) shall have occurred and be continuing under any given Note, Borrower shall be entitled to receive any and all dividends and distributions made with respect to the Pledged Securities and any other Note Collateral.  However, upon the occurrence and during the continuance of any such Default, Lender shall have the sole right (unless otherwise agreed by Lender) to receive and retain dividends and distributions and apply them to the outstanding balance of the Note under which the Default has occurred or hold them as Note Collateral, at Lender’s election.

5. Voting Rights. So long as no Default shall have occurred and be continuing under any given Note, Borrower shall be entitled to exercise all voting rights pertaining to the Pledged Securities and any other Note Collateral. However, upon the occurrence and during the continuance of any Default, all rights of Borrower to exercise the voting rights that Borrower would otherwise be entitled to exercise with respect to the Note Collateral shall cease and (unless otherwise agreed by Lender) all such rights shall thereupon become vested in Lender, which shall thereupon have the sole right to exercise such rights.

6.           Financing Statement; Further Assurances.  Borrower agrees, concurrently with executing this Agreement, that Lender may file a UCC-1 financing statement relating to the Note Collateral in favor of Lender, and any similar financing statements in any jurisdiction in which Lender reasonably determines such filing to be necessary.  Borrower further agrees that after any Default, provided that such Default remains uncured for at least a period of twenty calendar days after Borrower’s receipt of written notice of such Default from Lender, and at any time and from time to time thereafter until such Default has been cured, Borrower shall promptly execute and deliver all further instruments and documents that Lender may request in order to perfect and protect the security interest granted hereby, or to enable Lender to exercise and enforce its rights and remedies with respect to any Note Collateral, including, without limitation, requiring delivery of the Note Collateral to Lender to hold as secured party.

7.           Powers of Lender.  Borrower hereby appoints Lender as Borrower’s true and lawful attorney-in-fact to perform any and all of the following acts, which power is coupled with an interest, is irrevocable until the Obligations are paid and performed in full, and may be exercised from time to time by Lender in its discretion:  To take any action and to execute any instrument which Lender may deem reasonably necessary or desirable to accomplish the purposes of this Section 7 and, more broadly, this Agreement including, without limitation:  (i) to exercise voting and consent rights with respect to Note Collateral in accordance with this Agreement, (ii) during the continuance of any Default, to receive, endorse and collect all instruments or other forms of payment made payable to Borrower in respect of the Note Collateral or any part thereof and to give full discharge for the same, (iii) to perform or cause the performance of any obligation of Borrower hereunder in Borrower’s name or otherwise, (iv) during the continuance of any Default, to liquidate any Note Collateral pledged to Lender hereunder and to apply proceeds thereof to the payment of the Obligations or to place such proceeds into a cash collateral account or to transfer the Note Collateral into the name of Lender, all at Lender’s sole discretion, (v)  to enter into any extension, reorganization or other agreement relating to or affecting the Note Collateral, and, in connection therewith, to deposit or surrender control of the Note Collateral, (vi) to accept other property in exchange for the Note Collateral, (vii) to make any compromise or settlement Lender deems desirable or proper, and (viii) to execute on Borrower’s behalf and in Borrower’s name any documents required in order to give Lender a continuing first lien upon the Note Collateral or any part thereof.

8.           No Waiver.  The acceptance by Lender of payment of a portion of any installment when due or an entire installment but after it is due shall neither cure nor excuse the Default caused by the failure of Borrower timely to pay the whole of such installment and shall not constitute a waiver of Lender’s right to require full payment when due of any future or succeeding installments.

9.           Default.  Any one or more of the following shall constitute a default under any Note (each, a “Default”):  (i) a default in the payment when due of any amount under such Note, (ii) Borrower’s refusal to perform any material term, provision or covenant under such Note, (iii) the commencement of any liquidation, receivership, bankruptcy, assignment for the benefit of creditors or other debtor-relief proceeding by or against Borrower, or subject to Sections 2 and 3 of this Agreement, the Note Collateral is transferred by Borrower without being replaced by Pledged Securities of equal or greater fair market value on the date of transfer, and (iv) the levying of any attachment, execution or other process against Borrower, or, subject to Sections 2 and 3 of this Agreement, the Note Collateral or any material portion thereof.

10.           Default Rights.

(a)           Upon the occurrence of any material non-monetary Default, following 30 days notice from Lender to Borrower specifying the Default and demanded manner of cure for such non-monetary Default, Lender shall thereupon and thereafter have any and all of the rights and remedies to which a secured party is entitled after a Default under the applicable Uniform Commercial Code, as then in effect.

(b)           In addition to its other rights and remedies, Borrower agrees that, upon the occurrence of any Default under any given Note, Lender may in its sole discretion do or cause to be done any one or more of the following:

(i)
Proceed to realize upon the Note Collateral or any portion thereof as provided by law, and without liability for any diminution in price which may have occurred, sell the Note Collateral or any part thereof, in such manner, whether at any public or private sale, and whether in one lot as an entirety, or in separate portions, and for such price and other terms and conditions as is commercially reasonable given the nature of the Note Collateral.

(ii)	If notice to Borrower is required, give written notice to Borrower at least ten days before the date of sale of the Note Collateral or any portion thereof.

(iii)	Transfer all or any part of the Note Collateral into Lender’s name or in the name of its nominee or nominees.

(iv)
Vote all or any part of the Note Collateral (whether or not transferred into the name of Lender) and give all consents, waivers and ratifications in respect of the Note Collateral and otherwise act with respect thereto, as though Lender were the outright owner thereof.

(c)           Borrower acknowledges that all or part of foreclosure of the Note Collateral may be restricted by state or federal securities laws, Lender may be unable to effect a public sale of all or part of the Note Collateral, that a public sale is or may be impractical and inappropriate and that, in the event of such restrictions, Lender thus may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire the Note Collateral for their own account, for investment and not with a view to its distribution or resale.  Borrower agrees that if reasonably necessary Lender may resort to one or more sales to a single purchaser or a restricted or limited group of purchasers.  Lender shall not be obligated to make any sale or other disposition, unless the terms thereof shall be satisfactory to it.

(d)           If, in the opinion of Lender based upon written advice of counsel, any consent, approval or authorization of any federal, state or other governmental agency or authority should be necessary to effectuate any sale or other disposition of any Note Collateral, Borrower shall execute all such applications and other instruments as may reasonably be required in connection with securing any such consent, approval or authorization, and will otherwise use its commercially reasonable efforts to secure the same.

(e)           The rights, privileges, powers and remedies of Lender shall be cumulative, and no single or partial exercise of any of them shall preclude the further or other exercise of any of them.  Any waiver, permit, consent or approval of any kind by Lender of any Default hereunder, or any such waiver of any provisions or conditions hereof, must be in writing and shall be effective only to the extent set forth in writing.  Any proceeds of any disposition of the Note Collateral, or any part thereof, may be applied by Lender to the payment of expenses incurred by Lender in connection with the foregoing, and the balance of such proceeds shall be applied by Lender toward the payment of the Obligations.

11.           Attorney Fees.  The prevailing party in any action by Lender to collect any amounts due under this Agreement and/or the Notes shall be entitled to recover its reasonable attorneys fees and costs.

12.           Entire Agreement, Amendments; Etc.  THIS AGREEMENT, TOGETHER WITH THE NOTES, THE WARRANTS AND THE PURCHASE AGREEMENTS AND THE OTHER TRANSACTION DOCUMENTS (AS DEFINED IN THE PURCHASE AGREEMENTS), REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES SOLELY WITH RESPECT TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN AGREEMENTS BETWEEN THE PARTIES.  No waiver of any provision of this Agreement, and no consent to any departure by Borrower herefrom, shall in any event be effective unless the same shall be in writing and signed by Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given, provided that any party may give a waiver in writing as to itself. No amendment of any provision of this Agreement shall be effective unless the same shall be in writing and signed by both Borrower and Lender.

13.           Governing Law; Jurisdiction; Service of Process; Jury Trial.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

14.           Addresses for Notices.  All notices and other communications provided for hereunder (a) shall be given in the form and manner set forth in the Additional Purchase Agreement and (b) shall be delivered, (i) in the case of notice to Borrower, by delivery of such notice to Borrower at the address specified on the page following the signature page hereto or at such other address as shall be designated by Borrower in a written notice to Lender in accordance with the provisions thereof, and (ii) in the case of notice to Lender, by delivery of such notice to Lender at the address specified on the page following the signature page hereto or at such other address as shall be designated by Lender in a written notice to Borrower in accordance with the provisions thereof.

15.           Termination Date.  This Agreement shall automatically terminate on the later of the date that (i) is three years after the Effective Date of the Additional Purchase Agreement and (ii) no Notes remain outstanding (the “Termination Date”).  Lender agrees that from and after the Termination Date, Lender will, from time to time, at the expense and at the request of Borrower, promptly following any such request of Borrower: (i) deliver to Borrower such termination statements, releases, assignments or other agreements or instruments, in form and substance reasonably satisfactory to Borrower, as Borrower may reasonably request to evidence the termination of this Agreement, the payment or other satisfaction in full of all the Obligations and to evidence, effect or confirm the release and termination of any and all security interests and other liens created hereunder or pursuant to the Notes or otherwise securing the Obligations, and (ii) deliver any Collateral held by Lender to Borrower or, as applicable, instruct the relevant custodian to deliver such Collateral to the Borrower.  Except as provided in Sections 12 through 16, which shall survive the Termination Date, from and after the Termination Date, this Agreement shall be null and void and of no further force and effect.

16.           Miscellaneous.

(a)           This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof. Any party delivering an executed counterpart of this Agreement by facsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

(b)           Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.

(c)           Headings used in this Agreement are for convenience only and shall not be used in connection with the interpretation of any provision hereof.

(d)           The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. For clarification purposes, the Recitals are part of this Agreement.

(e)           Unless the context of this Agreement  clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms “includes” and  “including” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement.  Section, subsection and clause references herein are to this Agreement unless otherwise specified.  Any reference in this Agreement to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein).

(f)           This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.  The Borrower may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Lender.

[The remainder of the page is intentionally left blank]

IN WITNESS WHEREOF, intending to be legally bound, Borrower has caused this Agreement to be duly executed as of the date first above written.

OPTIMUS CG II, LTD.

By:
Name:
Title:

Accepted:

ADVAXIS, INC.

By:
Name:
Title:

Addresses for Notice

To Lender:

Advaxis, Inc.
The Technology Centre of New Jersey
675 Route 1, Suite 119
North Brunswick, NJ 08902
Fax No.:  (732) 545-1084
Attention: Thomas A. Moore
Email: moore@advaxis.com

with a copy (which shall not constitute notice) to:

Greenberg Traurig, LLP
The MetLife Building
200 Park Avenue
New York, NY 10166
Attention:  Robert H. Cohen, Esq.
Fax No.:  (212) 801-6400
Email:  cohenr@gtlaw.com

To Borrower:

Optimus CG II, Ltd.
Cricket Square, Hutchins Drive
Grand Cayman, KY1-1111
Cayman Islands
Fax No.: (310) 444-5300
Email: info@optimuscg.com

with a copy (which shall not constitute notice) to:

Luce Forward Hamilton & Scripps LLP
601 South Figueroa Street, Suite 3900
Los Angeles, CA 90017
Attention: John C. Kirkland, Esq.
Fax No.: (213) 452-8035
Email: jkirkland@luce.com

Exhibit 99.1

FOR IMMEDIATE RELEASE

ADVAXIS SECURES $7.5 MILLION FINANCING COMMITMENT

North Brunswick, NJ – July 20, 2010 – (BUSINESS WIRE) - Advaxis, Inc., (OTCBB: ADXS), the live, attenuated Listeria monocytogenes (Listeria) immunotherapy company, announced today that it has entered into a definitive purchase agreement (the “Agreement”) with Optimus Capital Partners, LLC d/b/a Optimus Life Sciences Capital Partners, LLC (“Optimus”).  Subject to the terms and conditions of the Agreement:

•	Optimus has committed to purchase up to $7.5 million of non-convertible, Series B Preferred Stock from the Company (the “Financing Commitment”) at $10,000 per share, from time to time.

•
Advaxis may sell preferred stock to Optimus during a three-year period.  The preferred stock will accrue dividends at an annual rate of ten percent (10%), payable in additional shares of preferred stock upon liquidation of the preferred stock.  The preferred stock is redeemable by the Company at any time.

Further, the Company has agreed to issue to an affiliate of Optimus a warrant to purchase up to 40,500,000 shares of the Advaxis common stock, a portion of which will vest and become exercisable at the prevailing market price of the Company’s common stock at the time the Company presents Optimus with a notice to purchase a specified amount of preferred stock.  The Company expects the total exercise value of the warrant issued to equal 135% of the amount of preferred stock sold at each tranche closing under the Agreement.

The Company expects to use the proceeds to provide working capital and fund further clinical activity, including planned future clinical trials for the Company’s cancer vaccine candidates.

“This is our second financing agreement with Optimus,” said Advaxis Chairman and CEO Thomas  A. Moore. “We believe that the first agreement for $5.0 million worked well for Advaxis and its shareholders.  This one could be similarly successful.”

Additional details on the Financing Commitment, the terms of the preferred stock and the terms of the warrant will be available in the Company’s 8-K filing relating to the Financing Commitment with the U. S. Securities and Exchange Commission (the “SEC”).  Except as provided in the definitive transaction documents, the securities described above have not been and will not be registered under the Securities Act of 1933, as amended, or any state securities or “blue sky” laws, and may not be offered or sold in the United States absent such registration or an applicable exemption therefrom. This press release shall not constitute an offer to sell or a solicitation of an offer to purchase the securities and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.

About Advaxis, Inc.

Advaxis is a biotechnology company developing proprietary, live, attenuated Listeria monocytogenes vaccines that deliver engineered tumor antigens, which stimulate multiple, simultaneous immunological mechanisms to fight cancer.  Today, the Company has nine (9) distinct, cancer-fighting constructs in various stages of development, directly and through strategic collaborations with such recognized sites of excellence as the City of Hope, the Roswell Park Cancer Institute, the National Cancer Institute, the University of Pittsburgh and Cancer Research – UK.  Advaxis’ technology was developed by Dr. Yvonne Paterson, professor of microbiology at the University of Pennsylvania and chairperson of Advaxis’ scientific advisory board.  Please visit the Company’s portals: advaxis.com | facebook | twitter | LinkedIn

Forward-Looking Statements

Certain statements contained in this press release are forward-looking statements that involve risks and uncertainties.  The statements contained herein that are not purely historical are forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Forward-looking statements deal with the Company’s current plans, intentions, beliefs and expectations and statements of future economic performance.  Forward-looking statements involve known and unknown risks and uncertainties that may cause the Company's actual results in future periods to differ materially from what is currently anticipated.  Factors that could cause or contribute to such differences include those discussed from time to time in reports filed by the Company with the Securities and Exchange Commission.  The Company cannot guarantee its future results, levels of activity, performance or achievements.

Contact:

Advaxis Incorporated
Conrad F. Mir, 732-545-1590
Executive Director
732-545-1084 (FAX)
mir@advaxis.com

or

Diana Moore, 732-545-1590
Analyst
732-545-1084 (FAX)
dmoore@advaxis.com